UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.       )
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Inotiv, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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January 23, 2025

Dear Fellow Shareholders,

Fiscal 2024 presented significant challenges for the preclinical contract research industry, as early-stage drug research and development remained constrained by the lingering effects of the slower biotechnology funding environment throughout 2022 and 2023. Additionally, the non-human primate (NHP) market environment remained challenging, with export restrictions from key suppliers, including those in China and Cambodia, continuing to limit availability. Despite these headwinds, we believe Inotiv was able to navigate these broader market trends and execute on our customer excellence and operational efficiency initiatives, positioning the company well for the future.

Our RMS business results were impacted by reduced demand from certain customers and margin pressure stemming from the timing mismatch between sales and imports. During 2024, we identified new NHP supply sources from multiple countries, strengthening our position for the future. Additionally, we focused on transitioning from spot-market selling to pre-selling our NHP supply, which we anticipate will reduce volatility in the RMS segment during 2025.

In the non-NHP RMS business, growth in our diet, bedding and enrichment product lines was offset by softer demand for small animal models, reflecting the broader slowdown in biopharma spending. Nevertheless, we continued to drive operational efficiency, seeking to optimize our production network and transportation infrastructure. As some of these efficiencies are expected to yield further benefits in 2025, we are also implementing additional programs designed to enhance margins.

DSA revenues declined year-over-year; however, facilities and service lines expanded or introduced in recent years continued to demonstrate growth, and we expect this momentum to carry forward as the biopharmaceutical industry refocuses on earlier-stage assets.

We managed general and administrative spending aggressively over the past fiscal year, including substantial reductions in certain third-party expenses. Simultaneously, we continued to invest in areas such as sales capabilities and human capital to enhance scientific excellence and customer service delivery.

During fiscal 2024, we announced several key leadership appointments that strengthened our governance and compliance framework. Terry Coelho and Mike Harrington were elected as new members of the Board of Directors, bringing extensive expertise in the pharmaceutical and health care industries to further support our strategic objectives. Additionally, Matt Neff was appointed as the new Chairman of the Board, reflecting his commitment to advancing Inotiv’s vision. To further enhance our compliance function, Andrea Castetter was appointed as Chief Compliance Officer, tasked with driving the development and implementation of a robust compliance program, focusing on adherence to regulatory standards, fostering a culture of accountability across the organization, and proactively identifying and mitigating compliance risks to support Inotiv’s long-term success. These actions reaffirm our dedication to effective governance and high standards of corporate responsibility.
While fiscal 2024 was a demanding year, we addressed many of the challenges head-on, improving operational efficiency and reinforcing our ability to meet customer needs. Our sustained focus on growth and innovation earned us recognition as a Deloitte Fast 500 company for the second consecutive year.

We are confident that our long-term strategy, combined with the commitment and dedication of our employees, will continue to drive value creation for our customers, shareholders, and team members in the years to come. Furthermore, the recent appointment of key leadership roles underscores our commitment to strengthening governance and enhancing the compliance function, fostering a culture of accountability and excellence.

Sincerely,
Robert W. Leasure, Jr.
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF INOTIV, INC.
DATE: March 13, 2025
TIME: 10:00 a.m. (ET)
PLACE:    Courtyard Marriott Lafayette
150 Fairington Avenue
Lafayette, IN 47905
NOTICE HEREBY IS GIVEN that the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of Inotiv, Inc. will be held on Thursday, March 13, 2025, at 10:00 a.m., Eastern Time. The following matters will be considered and voted upon at the Annual Meeting:

Board Recommendation
•	Elect two directors to serve until the 2028 Annual Meeting of Shareholders;	FOR

•	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2025;	FOR

•	An advisory vote on the compensation of our named executive officers as described in this proxy statement;	FOR

•	An advisory vote on the frequency of future advisory votes on the compensation of our named executive officers; and	EVERY THREE YEARS

•	Approve an amendment to the Inotiv, Inc. 2024 Equity Incentive Plan.	FOR

The foregoing items of business are more fully described in the accompanying proxy statement. Shareholders will also act on any other business properly presented at the Annual Meeting.
Holders of record of the Company’s common shares at the close of business on January 14, 2025 are entitled to notice of, and to vote at, the Annual Meeting.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote prior to the Annual Meeting by any of the following methods:

Internet	Telephone	Mail

Visit the Web site noted on your proxy card or Notice of Internet Availability to vote via the Internet	Use the toll-free telephone number on your proxy card to vote by telephone	Sign, date and return your proxy card in the enclosed envelope to vote by mail, if you have requested or received paper copies of the proxy materials
By Order of the Board of Directors,
Andrea Castetter
General Counsel, Corporate Secretary and Chief Compliance Officer
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on March 13, 2025: This Notice of Annual Meeting and Proxy Statement and the Company’s Fiscal 2024 Annual Report on Form 10-K are available at http://www.envisionreports.com/NOTV.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking information. Risks and uncertainties that could cause or contribute to such differences include, but are not limited to, those discussed in Part I, Item 1A, “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, as may be updated in our subsequent Quarterly Reports on Form 10-Q. Readers of this proxy statement are cautioned not to rely on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

INOTIV, INC.
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
MARCH 13, 2025

GENERAL

This proxy statement is furnished by Inotiv, Inc. (“Inotiv,” the “Company,” “we,” “us,” or “our”) in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 10:00 a.m. (ET) on Thursday, March 13, 2025, and at any adjournment thereof. The meeting will be held at the Courtyard Marriott Lafayette, 150 Fairington Avenue, Lafayette, Indiana 47905.

A shareholder who properly submits a proxy may revoke it at any time before it is exercised by delivering written notice to the Secretary of the Company, by timely submitting a later-dated proxy via the Internet, by telephone or by mail, or by attending the Annual Meeting and voting in person (simply attending the meeting will not, by itself, revoke your proxy). The submission of a proxy does not preclude a shareholder from attending the Annual Meeting in person.

All proxies timely properly submitted prior to the Annual Meeting, and not revoked, will be voted in accordance with the instructions contained therein. Any proxy not specifying to the contrary will be voted FOR the election of the two director nominees, FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2025, FOR the advisory vote to approve the compensation of our named executive officers, for EVERY THREE YEARS for the frequency of future advisory votes on executive compensation, FOR the approval of an amendment to the Inotiv, Inc. 2024 Equity Incentive Plan, and in accordance with the recommendation of the Board of Directors on any other matter that is properly brought before the meeting.

As of the close of business on January 14, 2025, the record date for the Annual Meeting, there were 33,717,962 common shares of the Company outstanding. Each outstanding common share owned of record as of January 14, 2025 entitles its holder to one vote. The Company has no other voting securities outstanding. Shareholders do not have cumulative voting rights.

We intend to mail a notice regarding the internet availability of proxy materials (the “Notice”) and to make this proxy statement available, or to mail the proxy statement and proxy card, as applicable, commencing on or about January 23, 2025. All expenses in connection with the solicitation of proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail, but directors, officers and other employees of the Company may also solicit proxies in person or by telephone. The Company will pay any costs so incurred, but the directors, officers and other employees involved in such solicitations will not receive any additional compensation for such actions.

A copy of the Company’s Annual Report on Form 10-K, which includes audited financial statements and a description of operations for the fiscal year ended September 30, 2024, accompanies this proxy statement. The Annual Report and this proxy statement are also available in the “Investors” section of our website at www.inotiv.com. The financial statements included in the Annual Report are not incorporated by reference in this proxy statement, but they do contain important information regarding the Company.

HOW TO VOTE YOUR SHARES

Shareholders of Record

If you are a shareholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy.

If you are a shareholder of record, you may give a proxy to be voted at the meeting either:
•electronically, by following the instructions provided in the Notice of Internet Availability of Proxy Materials or proxy card; or
•if you received printed proxy materials, you may also vote by mail or telephone as instructed on the proxy card.

Beneficial Owners

If you are a beneficial owner of shares held in street name and you received a Notice by mail, you should have received the Notice from the organization that is the record owner of your shares rather than from us. Beneficial owners who received a Notice by mail from the record owner should follow the instructions included in the Notice to view the proxy statement and transmit their voting instructions. Beneficial owners who wish to vote in person at the Annual Meeting must obtain a valid “legal proxy” from the record owner. To request the requisite proxy form, follow the instructions provided by your broker or contact your broker.

COMMONLY ASKED QUESTIONS AND ANSWERS

Why am I receiving this proxy statement?

This proxy statement describes the proposals on which you, as a shareholder of the Company, are being asked to vote. It also gives you information on the proposals to be voted on at the Annual Meeting, as well as other information, so that you can make an informed decision. You are invited to attend the Annual Meeting to vote on the proposals, but you do not need to attend in person in order to vote.

Who can vote at the Annual Meeting?

Shareholders who owned common shares on January 14, 2025, the record date for the Annual Meeting, may attend and vote at the Annual Meeting. Each common share entitles its holder to one vote. There were 33,717,962 common shares outstanding on the record date.
What am I voting on?

We are asking you to elect two Class I directors to the Board of Directors of the Company; to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2025; to approve, on an advisory basis, the compensation of our named executive officers; to vote, on an advisory basis, on the frequency of future advisory votes on executive compensation; and to approve an amendment to the Inotiv, Inc. 2024 Equity Incentive Plan.

What if I change my mind after I give my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•Sending a signed statement to the Company that the proxy is revoked (you may send such a statement to the Company’s Corporate Secretary at our corporate headquarters, 2701 Kent Avenue, West Lafayette, Indiana 47906);

•Timely submitting a later-dated proxy via the Internet, by telephone or by mail; or

•Voting in person at the meeting.

Your proxy will not be revoked if you attend the meeting, but do not vote.
How many shares must be present to hold the meeting?

To hold the meeting and conduct business, a majority of the Company’s outstanding voting shares as of January 14, 2025 must be present in person or represented by proxies at the meeting; this is called a quorum. On January 14, 2025, a total of 33,717,962 common shares were outstanding and entitled to vote. Shares representing at least a majority of these votes, or 16,858,982 shares, must be present at the Annual Meeting, in person or by proxy, to hold the meeting and conduct business. Abstentions will be counted for purposes of determining whether a quorum is present.

Will my shares be voted if I do not attend the Annual Meeting in person, vote via remote means or sign and return my proxy card?
If your shares are registered in your name, they will not be voted unless you timely submit a proxy by Internet, by telephone, or by proxy card, or by voting in person at the meeting.
How will my shares be voted if they are held in “street name”?
If your shares are held in “street name,” you should have received voting instructions with these materials from your broker or other nominee. We urge you to instruct your broker or other nominee how to vote your shares by following those instructions.
If you do not give your broker or nominee instructions as to how to vote your shares, they may not be voted, except on routine matters for which the broker or nominee may exercise discretionary authority under applicable rules. For purposes of the Annual Meeting, the proposal to ratify Ernst & Young LLP as our independent registered public accounting firm is the only routine matter to be considered.
How many votes are required to approve the proposals to be voted on at the Annual Meeting?
To approve each of the proposals, the following votes are required from the holders of common shares. Abstentions and broker non-votes will not count as votes cast on the proposals below and will not affect the outcome of the votes.

Proposal		Vote Required
1	Election of two directors
The election of director nominees will be determined by a plurality of the votes cast by the shares entitled to vote in the election, which means that the director nominees receiving the most FOR votes will be elected up to two, the maximum number of directors to be elected at the Annual Meeting.

2	Ratification of auditors	More votes are cast FOR than AGAINST
3	Advisory vote to approve executive compensation	More votes are cast FOR than AGAINST
4	Advisory vote on the frequency of future advisory votes on executive compensation	The frequency (every ONE, TWO OR THREE years) that receives the most votes will be considered as representing the shareholders’ preference.
5	Approval of an amendment to the Inotiv, Inc. 2024 Equity Incentive Plan	More votes are cast FOR than AGAINST

Who will pay for this proxy solicitation?

We will bear the costs of soliciting proxies from our shareholders. These costs include preparing, assembling, printing, mailing and distributing the proxy statements, proxy cards and annual reports. We will also reimburse brokerage houses and other custodians for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the beneficial owners of common shares.
CORPORATE GOVERNANCE

Board Independence

The Board of Directors has determined that, with the exception of Robert W. Leasure and John E. Sagartz, each of our current directors (Nigel Brown, Ph.D., Terry Coelho, Michael J. Harrington, David Landman and R. Matthew Neff) has no relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that such individuals meet the current independence requirements of the Nasdaq Marketplace Rules and the Securities and Exchange Commission (“SEC”).

Board Leadership Structure

The roles of Chairman and Chief Executive Officer are currently split into two positions, with Mr. Neff holding the position of Chairman of the Board. The Board of Directors believes that separating these roles aligns the Company with best practices for corporate governance of public companies and accountability to shareholders. The Board also believes that this separation provides a leadership model that clearly distinguishes the roles of the Board of Directors and management. The separation of the Chairman and Chief Executive Officer positions has historically allowed our Chief Executive Officer to direct his or her energy towards operational and strategic issues while the non-executive Chairman focuses on governance and shareholders. The Company generally believes that separating the Chairman and Chief Executive Officer positions enhances the independence of the Board of Directors, provides independent business counsel for our Chief Executive Officer, and facilitates improved communications between Company management and members of the Board of Directors.
Oversight of Risk Management

It is management’s responsibility to manage our enterprise risks on a day-to-day basis. The Board of Directors is responsible for risk oversight by focusing on our overall risk management strategy and the steps management is taking to manage our risks. While the Board of Directors as a whole maintains ultimate oversight responsibility, the Board of Directors has delegated certain risk management oversight responsibilities to its various committees. The Audit Committee oversees management of market and operational risks that could have a financial impact, such as those relating to internal controls or liquidity. The Compensation Committee is responsible for overseeing risks related to our compensation programs, including structuring and reviewing our executive compensation programs, considering whether such programs are in line with our strategic objectives and incentivizing appropriate risk-taking. The Nominating/Corporate Governance Committee manages risks associated with governance issues, such as the independence of the Board of Directors and key executive succession.

In addition to its formal compliance programs, the Board of Directors encourages management to promote a corporate culture that understands risk management and incorporates it into the overall corporate strategy and day-to-day business operations of the Company. The Company’s risk management structure also includes an ongoing effort to assess and analyze the most likely areas of future risk for the Company and to address them in its long-term planning process.
Committees and Meetings of the Board of Directors

The Board of Directors has established Compensation, Audit and Nominating/Corporate Governance Committees. Scheduled meetings are supplemented by frequent informal exchanges of information and actions taken by unanimous written consents without meetings.

During fiscal 2024, no member of the Board of Directors attended fewer than 75% of the aggregate of the meetings of the Board of Directors and meetings of any committee of the Board of Directors of which he or she was a member. All of the members of the Board of Directors are encouraged, but not required, to attend the Company’s annual meetings of shareholders. All of our directors at the time attended the 2024 annual meeting of shareholders (the “2024 Annual Meeting”), in person or via the webcast.

The following chart shows the current members of, and the number of meetings held in fiscal 2024 by, each of the committees of the Board of Directors and the number of meetings held in fiscal 2024 of the Board of Directors:

Committee	Members	Meetings in Fiscal 2024
Compensation	David Landman (Chair)	6
	Nigel Brown, Ph.D.
	Terry Coelho
	Michael J. Harrington
	R. Matthew Neff

Audit	Terry Coelho (Chair)	7
	Nigel Brown, Ph.D.
	Michael J. Harrington
	R. Matthew Neff

Nominating/Corporate Governance	Michael J. Harrington (Chair)	4
	Nigel Brown, Ph.D.
	Terry Coelho
	R. Matthew Neff

Board of Directors		18

The Compensation Committee is responsible for, among other matters:

•reviewing and approving corporate goals and objectives relevant to compensation and benefits for executive officers and evaluating executive officer performance in light of such goals and objectives;
•reviewing and approving all elements of each executive officer’s compensation, including annual base salary, annual incentive compensation opportunity, long-term incentive compensation opportunity, special benefits, and employment agreements, severance agreements, and change in control agreements, if appropriate;
•reviewing the Company’s compensation philosophy, and periodically reviewing, evaluating, and approving the Company’s peer group;
•reviewing and making recommendations to the Board of Directors with respect to incentive compensation plans and equity-based plans;
•overseeing the administration of the Company’s incentive compensation, equity-based and other employee benefit plans and arrangements;
•overseeing the process for identifying and addressing any material risks relating to the Company’s compensation policies and practices;
•overseeing and monitoring the Company’s human capital management programs, policies, initiatives and results, including with respect to: talent management; culture; employee recruitment, training, development, promotion and retention; diversity and inclusion, equal employment opportunity and nondiscrimination; pay equity; and anti-harassment matters; and
•adopting, overseeing and administering any stock ownership guidelines, share retention policies, clawback policies or other compensation risk mitigation policies.

The Audit Committee is responsible for, among other matters:

•appointing, compensating, retaining and overseeing the work of the independent auditor;
•evaluating the performance of the Company’s independent auditor;
•pre-approving all auditing services, internal control-related services and permitted non-audit services to be performed by the independent auditor;
•reviewing and discussing with management and the independent auditor the quarterly and annual financial statements to be included in the Company’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, respectively;
•reviewing and discussing management’s use of non-GAAP measures and metrics;
•overseeing risks related to the Company’s financial statements, the financial reporting process, and accounting matters;
•reviewing and discussing with management and the independent auditor any major issues as to the adequacy of the Company’s internal controls;

•reviewing and discussing the Company’s disclosure controls and procedures;
•reviewing and administering the Company’s related persons transactions policy and all related party transactions; and
•overseeing, reviewing and discussing with management, and reporting to the Board, the Company’s cybersecurity, information technology and data security risks and threats; the potential impact of those risks and threats on the Company’s business, operations and reputation; and management’s processes, procedures and actions to identify, assess, monitor, mitigate and remediate such risks and threats.

The Nominating/Corporate Governance Committee is responsible for, among other matters:

•overseeing the search for qualified individuals to serve on the Board of Directors;
•recommending nominees for election to the Board of Directors at each annual meeting of shareholders and to fill any vacancy;
•evaluating the re-nomination and continuing service of incumbent directors;
•overseeing the administration of the Board of Directors, including, at least annually, reviewing and recommending the appointment of directors to committees;
•recommending to the Board of Directors the Chairperson or lead independent director, as appropriate;
•overseeing the self-evaluations of the Board of Directors and its committees;
•overseeing the Company’s programs, policies and practices relating to corporate responsibility and sustainability, including environmental, social and governance matters;
•reviewing or leading the review of succession planning for the Company’s senior executive officers;
•retaining and terminating any search firm to be used to identify director candidates and approving the search firm’s fees and other terms and conditions of the search firm’s retention;
•overseeing the Company’s compliance with legal and regulatory requirements, other than matters regarding financial compliance (which are subject to oversight of the Audit Committee), including reviewing and approving the structure, operation and efficacy of the Company’s legal and regulatory compliance program, including the adequacy of the organization, responsibilities, plans, results, budget, membership, staffing and operations of the Company’s compliance function;
•reviewing and discussing any correspondence with regulators or governmental agencies which raise issues regarding the Company’s compliance with legal and regulatory requirements related to the Company’s business activities;
•discussing with counsel or other advisors matters that may have a material impact on the Company’s non-financial compliance policies and procedures; and
•overseeing the Company’s ethical compliance programs, including the Company’s Code of Business Conduct and Ethics, and annually, or more frequently as appropriate, reviewing the adequacy of the Code and recommending any proposed changes to the Board for approval.

The Board of Directors has adopted a written charter for each of the Compensation Committee, the Audit Committee and the Nominating/Corporate Governance Committee, each of which can be found under the Investors/Corporate Governance tab on our website at www.inotiv.com. Compensation Committee, Audit Committee and Nominating/Corporate Governance Committee members are not employees of the Company and, in the opinion of the Board of Directors, are “independent” (as defined by applicable Nasdaq and SEC rules and regulations, including those pertaining to committee members). The Board of Directors has determined that each of R. Matthew Neff and Terry Coelho is an “audit committee financial expert” (as defined by Item 407(d)(5)(ii) of Regulation S-K) based upon, among other criteria, their professional experience.
Shareholders Agreement
In connection with the consummation of the acquisition of Envigo RMS Holding Corp. (the "Envigo Acquisition"), we entered into a Shareholders Agreement with certain stockholders of Envigo (the “Shareholders Agreement”), including Jermyn Street Associates LLC (“Jermyn Street”) and Savanna Holdings LLC ("Savanna Holdings and, together with Jermyn Street, the "Nominating Holders"). As previously disclosed, after the consummation of the Envigo Acquisition and for so long as a Nominating Holder beneficially owned five percent or more of our outstanding voting shares, the Nominating Holder would have the right to designate one nominee for election to our Board of Directors. None of the Nominating Holders continues to own five percent or more of our outstanding voting shares, with the last of the Nominating Holders to report its ownership of below five percent, Jermyn Street, filing such report on April 3, 2024. As a result, all rights of the Nominating Holders with respect to Board designations have terminated.

Recommended Candidates for Director

The Nominating/Corporate Governance Committee will consider candidates for director persons recommended by shareholders entitled to vote on the election of directors. Such recommendations must be made to the Board of Directors in writing and delivered to Inotiv, Inc., Attention: Corporate Secretary, 2701 Kent Avenue, West Lafayette, Indiana 47906. There is no fixed process for identifying and evaluating potential candidates to be nominees for directors, and there is no fixed set of qualifications that must be satisfied before a candidate will be considered. Rather, the Nominating/Corporate Governance Committee has the flexibility to consider such factors as it deems appropriate. These factors may include education, diversity, experience with business and other organizations comparable with the Company, the interplay of the candidate’s experience with that of other members of the Board of Directors, and the extent to which the candidate would be a desirable addition to the Board of Directors and to any of the committees of the Board of Directors. The Nominating/Corporate Governance Committee does not have a formal policy regarding the consideration of diversity in identifying director nominees, but the Nominating/Corporate Governance Committee does consider, among other things, a director nominee’s potential contribution to the diversity of background and experience of our Board of Directors, including with respect to age, gender, international background, race and specialized experience. The Nominating/Corporate Governance Committee will evaluate nominees for director submitted by shareholders in the same manner in which it evaluates other director nominees.

A shareholder who wishes to nominate an individual for director without the recommendation of the Nominating/Corporate Governance Committee must comply with the advance notice and informational requirements set forth in our Bylaws, which are more fully explained later in this proxy statement under “Shareholder Proposals for 2026 Annual Meeting.”

Board Diversity

Board composition is a critical area of focus for the Board, and the Board seeks representation across a range of attributes, including age, ethnicity, gender, international background, and race. The Board considers diversity in its review of Board composition and also takes into account industry knowledge, executive experience, operational experience, scientific and academic expertise, geography, and personal background of each member of the Board and potential nominees to join the Board. The emphasis throughout the process of identifying, evaluating, and nominating candidates and continuing members of the Board is to ultimately produce a group of directors that functions effectively as a leadership team.

The Board currently includes one female director and one racially/ethnically diverse director.

Family Relationships

There are no family relationships among the directors and executive officers of the Company.

Certain Relationships and Transactions

The Audit Committee reviews and approves transactions with related parties, if any, including those required to be disclosed under Item 404 of Regulation S-K.
Communications with the Board of Directors
Any shareholder who desires to contact members of the Board of Directors, including the non-management members as a group, may do so by writing to:
Corporate Secretary
Inotiv, Inc.
2701 Kent Avenue
West Lafayette, IN 47906
secretary@inotiv.com
The Corporate Secretary will collect all such appropriate communications and organize them by subject matter. Thereafter, each appropriate communication will be promptly forwarded to the relevant board committee chairperson according to the subject matter of the communication. Appropriate communications addressed to the non-management members as a group will be forwarded to each non-management member of the Board.

Communications with the Audit Committee
Any person who would like to contact the Company for the purpose of submitting a complaint or concern regarding accounting, internal accounting controls, or auditing matters may do so via email, by writing to:
Chairman of the Audit Committee
auditcommittee@inotiv.com
Upon receipt of a complaint, the Chairman of the Audit Committee will follow a review process and actions provided for in the Audit Committee’s procedures to review and address the complaint.
Code of Business Conduct and Ethics
The Company maintains a Global Code of Business Conduct and Ethics applicable to all directors, officers and employees of the Company. The Global Code of Business Conduct and Ethics is available on the Company’s website at www.inotiv.com. We intend to disclose any changes in, or waivers from, our code of ethics applicable to any relevant officer on our website or by filing a Form 8-K with the SEC.

Insider Trading Policy; Anti-Hedging and Anti-Pledging Policy

We have an Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers, and employees of the Company. The Insider Trading Policy is designed to promote compliance with insider trading laws, rules, and regulations and any applicable listing standards. The policy also requires the Company to comply with insider trading laws when transacting in its own securities.

Our Insider Trading Policy also prohibits our executive officers and directors from: pledging our stock; engaging in short sales of our stock; buying or selling put or call options or other derivative securities based on our stock; purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of our stock; and engaging in limit orders or other pre-arranged transactions that execute automatically, except for same-day limit orders and approved 10b5-1 plans.

Non-Employee Director Compensation and Benefits
The Company’s compensation package for non-employee directors is generally comprised of annual cash retainers and equity awards. The annual pay package is designed to attract and retain highly-qualified, independent professionals to represent the Company’s shareholders and reflect the Company’s position in the industry. There were no changes to the annual compensation package for non-employee directors for fiscal 2024. Actual annual pay varies among directors based on Board committee memberships and committee chair responsibilities. The Company has not adopted guidelines with respect to non-employee director ownership of common shares. Directors who are employees receive no additional compensation for their service on the Board.
Cash Compensation
Cash compensation for non-employee directors during fiscal 2024 consisted of the following:

Type of Compensation	Annual Amount ($)
Retainer for Board membership	55,000
Retainer for Chairman of the Board	50,000
Retainer for Chair of the Audit Committee	20,000
Retainer for Chair of the Compensation Committee	15,000
Retainer for Chair of the Nominating/Corporate Governance Committee	10,000
Retainer for member of the Audit Committee other than Chair	10,000
Retainer for member of the Compensation Committee other than Chair	7,500
Retainer for member of the Nominating/Corporate Governance Committee other than Chair	5,000

Equity Awards

In fiscal 2024, each non-employee director received a grant of 27,500 restricted stock units (“RSUs”) on August 10, 2024, with a value of approximately $44,275. These RSUs vest on March 31, 2025, provided that the individual continues to serve as a director of the Company through that date.

Also in early fiscal 2024, when Ms. Coelho was appointed to the Board effective October 16, 2023, she was granted 12,911 RSUs, which vested on April 1, 2024.

Beginning in fiscal 2025, directors have the ability to defer the settlement of the annual award of RSUs that they receive.

Business Expenses
The directors are reimbursed for their business expenses related to their attendance at the Company meetings, including room, meals, and transportation to and from Board and committee meetings. Directors are also encouraged to attend educational programs related to Board issues and corporate governance, which are reimbursed by the Company.

Non-Employee Directors’ Compensation Table
The following table shows information regarding the compensation of the Company’s non-employee directors for fiscal 2024.

Name	Fees Paid in Cash ($)	Stock Awards ($)[1]	Total ($)
Nigel Brown, Ph.D.	77,500	44,275	121,775
Terry Coelho[2]	81,334	74,090	155,424
Gregory C. Davis, Ph.D.[3]	104,291	—	104,291
Michael J. Harrington[4]	45,146	44,275	89,421
Richard A. Johnson, Ph.D.[2]	20,625	—	20,625
David Landman	70,000	44,275	114,275
R. Matthew Neff	102,500	44,275	146,775

1 Represents the aggregate grant fair value of the RSUs granted in fiscal 2024 in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The grant date fair value was calculated by multiplying the average of the high and low sales prices of our common shares on Nasdaq on the day immediately preceding the date of grant by the number of RSUs awarded. As of September 30, 2024, the non-employee directors held the following number of RSUs and stock options, respectively: Dr. Brown, 27,500 and 0; Ms. Coelho, 27,500 and 0; Mr. Harrington, 27,500 and 0; Mr. Landman, 27,500 and 0; and Mr. Neff, 27,500 and 20,000.

2 Ms. Coelho was appointed to the Board of Directors on October 16, 2023, replacing Dr. Johnson, who resigned effective as of the same date.

3 Dr. Davis did not stand for re-election at the 2024 Annual Meeting, and therefore his term as a director ended on March 14, 2024. Dr. Davis forfeited the 25,822 unvested RSUs that he held on such date, which RSUs had been scheduled to vest shortly thereafter on April 1, 2024. In consideration of the fact that Dr. Davis had served a full year term as a director and the RSUs were to vest in the near future, the Board approved the payment in cash of $40,541 to Dr. Davis. Such amount is included in the “Fees Paid in Cash” column for Dr. Davis.

4 Mr. Harrington was elected to the Board of Directors on March 14, 2024.

PROPOSALS TO BE VOTED ON

PROPOSAL 1 - ELECTION OF DIRECTORS

The Board of Directors is divided into three classes: Class I, Class II and Class III, each class having a staggered term of three years. Each year, the term of office of one class expires at the annual meeting in that year. The terms of office of the Class I directors expire at the 2025 Annual Meeting.

The Board of Directors is currently composed of seven directors, with two of those directors, Robert W. Leasure, Jr. and R. Matthew Neff, in Class I whose terms expire at the 2025 Annual Meeting. As part of its continual Board refreshment and succession planning process, the Board of Directors, upon the recommendation of the Nominating/Corporate Governance Committee, determined to nominate Mr. Leasure and Mr. Neff for reelection (collectively, the "Nominated Directors") for election, by the holders of the Company’s common shares, each to serve as a Class I director of the Company for a term expiring at the 2028 Annual Meeting and until his successor is elected and qualified. Proxies cannot be voted for a greater number of persons than two, the number of nominees named in this proxy statement. If elected, each Nominated Director has consented to serve as a director of the Company.

The Board of Directors recommends that shareholders vote FOR the election of the Nominated Directors.

Unless authority to vote for the Nominated Directors is withheld, the accompanying proxy will be voted FOR the election of the Nominated Directors; however, the persons designated as proxies reserve the right to cast votes for another person designated by the Board of Directors in the event any of the Nominated Directors becomes unable to serve or for any reason will not serve. If a quorum is present, the nominees receiving a plurality of the votes cast will be elected to the Board of Directors.
Nominated Directors
Certain information about the Nominated Directors is set forth below.

Name	Age	Position	Served as Director Since
Robert W. Leasure, Jr.	65	President, Chief Executive Officer and Director	2019
R. Matthew Neff	69	Director	2017

Business Experience of the Nominated Directors

Robert W. Leasure, Jr. joined the Company as President and Chief Executive Officer and a director on January 12, 2019. Mr. Leasure serves as the managing partner and president of LS Associates LLC (“LS”), a management and turnaround firm formed in 2002. From September 2016 until Mr. Leasure’s employment, the Company engaged LS as a financial consultant. Mr. Leasure’s experience working with management teams in areas including strategic planning and implementation, problem solving, operations, mergers and acquisitions and financial transactions, and in particular Mr. Leasure’s experience leading the Company’s turnaround and current growth, well situate him for his role as President and Chief Executive Officer and as a director. Mr. Leasure’s current term on the Board expires at the 2025 Annual Meeting of Shareholders.

R. Matthew Neff was elected to the board on August 1, 2017 and was appointed as our Chairman of the Board on March 26, 2024. Mr. Neff is currently Executive Director and Board Member of Thompson Thrift Holding Company and is Senior Advisor to Evolution Capital Partners, a private equity firm. From July 2017 to May 2020, Mr. Neff was Of Counsel with Bingham Greenebaum Doll LLP. From August 2013 through June 2016, Mr. Neff served as Chairman, President and Chief Executive Officer of AIT Laboratories, a national toxicology lab headquartered in Indianapolis, Indiana. Mr. Neff joined AIT Laboratories after his tenure as President and Chief Executive Officer of CHV Capital, Inc., the venture capital subsidiary of Indiana University Health, a role he had held since 2007. Mr. Neff started his career as a practicing lawyer and Partner at Baker & Daniels. He then served as the Deputy to the Chairman of the Federal Housing Finance Board (now known as the Federal Housing Finance Agency) in the first Bush Administration. Thereafter, he became the co-founder and

Chief Executive Officer of two Indianapolis companies: Circle Investors, an insurance holding company then chaired by former Vice President of the United States, Dan Quayle, and Senex Financial Corp., a healthcare receivables finance company. Mr. Neff served as the Chairman of the Board of Directors of Community Fairbanks Recovery Center through December 2022, and is a Life Governor of the Riley Children’s Foundation. Mr. Neff earned his bachelor’s degree and graduated a Phi Beta Kappa from DePauw University. He received his Juris Doctor degree from Indiana University. Mr. Neff’s legal expertise, financial acumen, knowledge of our industry and leadership background, including at AIT Laboratories, ideally situate him for service as a director. Mr. Neff’s current term on the Board expires at the 2025 Annual Meeting of Shareholders.
Remaining Members of the Board
The following table sets forth certain information regarding the Company’s other directors who will remain in office following the 2025 Annual Meeting. The address for each is in care of Inotiv, 2701 Kent Avenue, West Lafayette, Indiana 47906.

Name	Age	Position	Director Since
Class II Directors serving until the 2026 Annual Meeting of Shareholders:
Nigel Brown, Ph.D.	60	Director	2021
Terry Coelho	63	Director	2023

Class III Directors serving until the 2027 Annual Meeting of Shareholders:
Michael J. Harrington	62	Director	2024
David Landman	69	Director	2023
John E. Sagartz, DVM, Ph.D., DACVP	59	Director and Chief Strategy Officer	2018

Business Experience of Remaining Members of the Board

Nigel Brown, Ph.D. joined the Company’s Board as part of the Company’s acquisition of Envigo on November 5, 2021. Dr. Brown was initially elected to the Company’s Board in accordance with the terms of the Shareholders Agreement entered into as part of the acquisition of Envigo. Dr. Brown has been the Chief Executive Officer of Princeton Healthcare Advisory, LLC, a healthcare advisory firm, since 2015. Also, currently, Dr. Brown is an advisor to Rothschild & Co., Five Arrows Growth Capital, a financial advisory group. Dr. Brown has over 25 years of experience in the pharmaceutical, biotech, and contract research sectors, with particular expertise in pharmaceutical R&D. Trained as an analytical chemist, Dr. Brown has worked for a number of major pharmaceutical companies to develop, among other things, analytical methods in support of clinical drug metabolism and pharmacokinetic studies; LC/MS/MS technology for quantitative drug bioanalysis; and drug metabolism, pharmacokinetics, bioanalysis, genetic modeling, toxicology and manufacturing support. Dr. Brown also has extensive experience of deal-making in the pharmaceutical R&D sector, and has executed more than 25 deals spanning acquisition, divestiture, and strategic partnerships, with combined transaction value in excess of $10 billion. He served as Corporate Vice President of Business Development and Strategy for Covance, Inc. where he executed 19 transactions, including the strategic sale of Covance to LabCorp for $6.2 billion. Dr. Brown is a member of the board of directors of Universal Display Corporation. He holds an M.A. and D.Phil. from the University of Oxford, U.K., an M.B.A. from the Open University Business School, U.K., and held the Nestlé post-doctoral fellowship at Massachusetts Institute of Technology. He is extensively published in scientific and business literature and has advised governments and companies on policy formulation related to pharmaceutical R&D. Dr. Brown’s current term on the Board expires at the 2026 Annual Meeting of Shareholders.

Terry Coelho joined the Company’s Board of Directors in October 2023. Ms. Coelho is the Executive Vice President and CFO and a member of the board of directors of HOOPIKA Pharma Inc., a public, clinical-stage biopharmaceutical company focused on developing novel immunotherapies to fight cancer and chronic infectious disease. She has over 35 years’ experience as a business leader and senior executive, including more than 15 years in the biopharmaceutical sector with both multinational pharmaceutical and small biotechnology companies. Ms. Coelho previously served as the CFO of Gamida Cell Ltd., a public, commercial-stage biotechnology company focused on cell therapy, where she was instrumental in navigating a successful exit for the company. Prior to that role, she served as Vice President, CFO and Chief Business Development Officer of CinCor Pharma, Inc., where she led the successful IPO in January 2022, followed by a follow-on offering, prior to its sale to AstraZeneca for approximately $1.8 billion. Her previous experience includes serving as CFO of BioDelivery Sciences International, Balchem Corporation and Diversey, the finance lead for Novartis’ oncology hematology franchise and Global Head of Oncology Development Finance at Novartis, as well as various positions of increasing responsibility within Mars, Inc. Prior to assuming the CFO role at HOOPIKA, Ms. Coelho served as the Audit Committee Chair and a member of the Compensation Committee for that company. She is a founding advisory board member of the CFO Leadership Council (Charlotte and Raleigh chapters) and has served on Northeastern University’s MBA Finance Track advisory board and the University of North Carolina Charlotte Women in Business advisory board. Within the past five years, Ms. Coelho served as a member of the board of directors of Entero Therapeutics, Inc. (formerly First Wave Biopharma, Inc.). Ms. Coelho received her M.B.A. in Finance from the Instituto Brasiliero do Mercado de Capitais (IBMEC) in Rio de Janeiro, and her B.A. in International Studies and Economics from the American University School of International Service in Washington, D.C., summa cum laude. With more than fifteen years spent leading biopharmaceutical companies and major divisions of multinational pharmaceutical companies, Ms. Coelho is uniquely suited to help drive Inotiv’s strategy to be a provider of first choice to the pharmaceutical research and development community. Ms. Coelho’s current term on the Board expires at the 2026 Annual Meeting of Shareholders.

Michael J. Harrington was appointed to the Board on March 14, 2024. From 2013 to 2020, Mr. Harrington served as Senior Vice President, General Counsel of Eli Lilly & Company (“Lilly”). Prior to that, he held various other positions at Lilly, including Vice President and Deputy General Counsel of Global Pharmaceutical Operations, Vice President and General Counsel, Corporate, and managing director of Lilly’s New Zealand affiliate. In these positions, Mr. Harrington gained experience in legal and public policy issues, government and regulatory affairs, intellectual property, risk management, corporate governance and compliance, as well as digital and cybersecurity expertise developed through his prior oversight of Lilly’s information security program. Mr. Harrington is a member of the board of directors of Elanco Animal Health Incorporated, a global animal health company. He received his bachelor’s degree from Albion College and his Juris Doctor from the Columbia University School of Law. Mr. Harrington’s legal and operational experience, as well as his leadership background, ideally situate him for service as a director. Mr. Harrington’s current term on the Board expires at the 2027 Annual Meeting of Shareholders.

David Landman was appointed to the Board on January 24, 2023. Mr. Landman was designated by Jermyn Street as its representative to replace Mr. Cragg. Mr. Landman is a Senior Adviser at Perella Weinberg Partners, an independent international investment bank. Mr. Landman joined Perella Weinberg Partners as a Partner in 2007 and has served in London and New York as the Firm's Chief Operating Officer and Head of Capital Markets Advisory. He has been a member of the Firm's Management Committee and Executive Committee. Since 2016, Mr. Landman has been a Senior Adviser focused on capital markets and mergers and acquisitions advice. From 1987 to 2006, Mr. Landman was a Managing Director at Morgan Stanley International, where he was Head of European Capital Markets Execution, Investment Banking Chief Operating Officer, and a member of Morgan Stanley's Equity and Capital Commitment Committees, and European Executive Committee. During Mr. Landman's 35-year career, he has advised governments, boards, management teams and shareholders on over $100 billion of initial public offerings, equity capital new issues, and monetization. His sector expertise includes Health Care, Financials, Consumer, Telecommunications and Industrials. Prior to 1987, he was an Associate Attorney with White & Case LLP. Mr. Landman received a J.D./M.B.A. from the University of Chicago's Law School and Booth School of Business with a concentration in International Finance and an A.B. from Wesleyan University with high honors in Economics. Mr. Landman’s education and leadership experience ideally situate him for service as a director Mr. Landman’s current term on the Board expires at the 2027 Annual Meeting of Shareholders.

John E. Sagartz, DVM, Ph.D., DACVP, joined the Company as part of the Company’s acquisition of Seventh Wave Laboratories on July 2, 2018. Following the acquisition, Dr. Sagartz has served as the Company’s Chief Strategy Officer and joined Inotiv’s Board of Directors to help guide strategy in order to provide broader solutions and greater scientific expertise to the Company’s clients. Dr. Sagartz began his career as a toxicologic pathologist at Searle/Monsanto in 1996, and held positions of increasing responsibility as section head, director, preclinical development site head, and fellow, following Monsanto’s merger with Pharmacia. After Pfizer’s acquisition of Pharmacia in 2003, Dr. Sagartz founded Seventh Wave Laboratories where he served as President and Chief Executive Officer, and Chief Strategy Officer. Dr. Sagartz is an adjunct associate professor of Comparative Medicine at St. Louis University’s College of Medicine and serves on the Board of Directors of the National Association for Biomedical Research. He received his Bachelor of Science and Doctor of Veterinary Medicine degrees from Kansas State University and, after completing residency training in anatomic pathology, earned his Doctor of Philosophy from The Ohio State University. Dr.

Sagartz has the education and experience to provide strategic insight and industry knowledge to serve as Chief Strategy Officer for the Company and serve as a director. Dr. Sagartz’s current term on the Board expires at the 2027 Annual Meeting of Shareholders.
PROPOSAL 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has appointed Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2025. EY has served as the Company’s independent registered public accounting firm since fiscal 2022. We are asking our shareholders to ratify EY as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of EY to our shareholders for ratification as a matter of good corporate practice.
In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.
Representatives of EY are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to answer appropriate questions.
The Board recommends that shareholders vote “FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2025.
Fees of Independent Registered Public Accounting Firm
The following table summarizes aggregate fees billed by EY for fiscal 2024 and 2023 for each of the following categories of services:

	Fiscal 2024	Fiscal 2023
Audit Fees –
Aggregate fees for annual audits of consolidated and subsidiary financial statements and internal control over financial reporting and quarterly reviews	$2,565,435	$2,168,522

Audit Related Fees –
Aggregate fees for assurance and related services	$420,000	$153,800

Tax Fees –
Income tax services related to compliance with tax laws	$—	$—

All Other Fees	$—	$—
There were no fees for services other than the above paid to EY during the periods indicated.
The Company’s policies require that the scope and cost of all work to be performed for the Company by its independent registered public accounting firm must be approved by the Audit Committee. Prior to the commencement of any work by the independent registered public accountants on behalf of the Company, the independent registered public accountants provide an engagement letter describing the scope of the work to be performed and an estimate of the fees. All fees were reviewed and approved by the Audit Committee during fiscal 2024 and 2023. Where fees charged by the independent registered public accounting firm exceed the estimate, the Audit Committee must review and approve the excess fees prior to their payment.

Audit Committee Report

The following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any existing or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

The Audit Committee is comprised of four non-employee directors, each of whom in the opinion of the Board of Directors meets the current independence requirements and financial literacy standards of the Nasdaq Marketplace Rules, as well as the independence requirements of the SEC. In the opinion of the Board of Directors, each of Mr. Neff and Ms. Coelho meets the criteria for an “audit committee financial expert” as set forth in applicable SEC rules.

The Company’s management is primarily responsible for the preparation, presentation and integrity of the Company’s financial statements. For fiscal 2024, the Company’s independent registered public accounting firm, EY (“independent auditors”), was responsible for performing an independent audit of the Company’s financial statements and expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles, as well as performing an independent audit of the effectiveness of the Company's internal control over financial reporting.

The purpose of the Audit Committee is to assist the Board of Directors in its oversight responsibilities relating to the accounting and financial reporting processes of the Company. The Audit Committee reviews the Company’s quarterly and annual financial statements prior to public earnings releases and submissions to the SEC; reviews and evaluates the performance of the independent auditors; consults with the independent auditors regarding internal controls and the integrity of the Company’s financial statements; assesses the independence of the independent auditors; and is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor.

The Audit Committee has reviewed and discussed the audited financial statements of the Company with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditors their independence.

The members of the Audit Committee are not engaged in the practice of auditing or accounting. In performing its functions, the Audit Committee necessarily relies on the work and assurances of the Company’s management and independent auditors.

Based on the review and discussions referred to in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10‑K for the fiscal year ended September 30, 2024, for filing with the SEC.
AUDIT COMMITTEE

Terry Coelho (Chair)
Nigel Brown, Ph.D.
Michael J. Harrington
R. Matthew Neff

PROPOSAL 3 – ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our shareholders are being asked to approve, on a non-binding, advisory basis, the compensation of our named executive officers as reported in this proxy statement. This proposal, commonly known as a “Say on Pay” proposal, gives shareholders the opportunity to endorse or not endorse our executive compensation program for our named executive officers for 2024.

The Company’s executive compensation programs are designed to attract, motivate and retain talented executives. In addition, the programs are structured to create an alignment of interests between the Company’s executives and shareholders so that a material portion of each executive’s compensation is linked to maximizing shareholder value. Please read the “Compensation of Executive Officers” section of the Proxy Statement for additional details about the Company’s executive compensation philosophy and programs, including information about fiscal 2024 compensation of the Company’s named executive officers. The Compensation Committee of the Board of Directors continually reviews the Company’s compensation programs against the desired objectives.

We are asking our shareholders to indicate their support for our named executive officer compensation by voting "FOR" the following resolution:

“RESOLVED, that the shareholders of Inotiv, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement pursuant to the SEC’s executive compensation disclosure rules, including compensation tables and narrative disclosures.”

Although this vote is non-binding, the Board and the Compensation Committee value the views of our shareholders and will review the voting results. We currently conduct advisory votes on executive compensation every three years, and we expect to conduct the next advisory vote at our 2028 annual meeting of shareholders, depending on the results of the Say on Frequency proposal, below.

Our Board recommends a vote “FOR” the advisory resolution approving executive compensation.

PROPOSAL 4 – ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act, our shareholders are being asked to vote, on a non-binding, advisory basis, on how frequently they would like to cast future Say on Pay votes. By voting on this proposal, commonly known as a “Say on Frequency” proposal, our shareholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years. Our prior Say on Frequency vote occurred in 2019. At that year’s meeting, shareholders agreed with the Board’s recommendation that advisory votes on executive compensation should occur every three years. Although the Say on Frequency vote is non-binding, the Board and the Compensation Committee value the views of our shareholders and will take into account the results of this year’s Say on Frequency vote in determining the frequency of future Say on Pay votes.

After careful consideration of the frequency alternatives, the Board believes that continuing to conduct an advisory vote on executive compensation every three years is currently appropriate for Inotiv, Inc. and our shareholders. The Board believes that the goals of our executive compensation programs of supporting the long-term interests of the Company and long-term value creation for its shareholders are best served by an advisory vote to approve the compensation of the named executive officers in three-year intervals. The Board is concerned that this long-term focus could be compromised and undermined by holding such vote with any greater frequency by shifting the focus of executive compensation to short-term performance measures. In addition, the Board believes that three-year intervals will afford the Compensation Committee sufficient time to assess the shareholders’ views on our compensation programs and to effectively deliberate and implement appropriate responses. The three-year time frame will also give shareholders the best opportunity to evaluate the effectiveness of our compensation programs in view of our long-term goals.

Our Board recommends a vote for the frequency of THREE YEARS on the Say on Frequency proposal.

PROPOSAL 5 – APPROVAL OF AN AMENDMENT TO THE INOTIV, INC. 2024 EQUITY INCENTIVE PLAN
General

The Inotiv, Inc. 2024 Equity Incentive Plan (the “2024 Plan”) was initially approved by the Board of Directors on January 16, 2024, subject to shareholder approval at the 2024 Annual Meeting. Our shareholders approved the 2024 Plan at the 2024 Annual Meeting on March 14, 2024. The initial share reserve under the 2024 Plan was 1,500,000 common shares, plus the number of common shares remaining available for future awards under the 2018 Equity Incentive Plan (the “2018 Plan”) as of the effective date of the 2024 Plan.

As of January 10, 2025, there were 310,715 shares of our common stock remaining available for awards under the 2024 Plan. The Compensation Committee anticipates that such number of shares will not be sufficient to grant annual equity awards in fiscal 2025 in amounts determined to be appropriate by the Compensation Committee. As a result, the Compensation Committee recommended, and on January 15, 2025, the Board of Directors approved, an amendment to the 2024 Plan to increase the number of shares for issuance under the 2024 Plan by an additional 2,250,000 shares, subject to shareholder approval.

If our shareholders do not approve this proposal, the amendment to the 2024 Plan will not take effect and the 2024 Plan will continue in effect under its original terms.

Shareholder approval of the amendment to the 2024 Plan is being sought in order to (i) satisfy the shareholder approval requirements of Nasdaq and (ii) permit the grant of incentive stock options subject to Internal Revenue Code (the “Code”) Section 422. The proposed amendment to the 2024 Plan does not extend the ten-year term of the 2024 Plan.

The maximum number of shares that may be issued under the 2024 Plan, if this amendment is approved by shareholders, will be 5,967,774, of which 2,560,715 shares would be available for future awards, plus any shares subject to awards under the 2018 Plan that subsequently terminate by expiration, forfeiture, cancellation or otherwise without the issuance of common shares.

The board of directors recommends that our shareholders vote FOR approval of the amendment to the 2024 Plan because it will provide us with a share reserve that will enable us to continue to provide a competitive mix of compensation to our key employees.
Basis for the Requested Share Reserve Increase
Long-term equity-based incentives play a critical role in our executive compensation program, motivating executives to make decisions that focus on long-term shareholder value creation, aligning executives’ interests with the interests of shareholders, providing additional incentives, and serving to attract and retain the best available people for positions of responsibility with the Company. Our ability to continue to promote our long-term business success and provide competitive levels of equity-based compensation is considered to be of utmost importance to our business.

The Board of Directors believes that it is in the best interests of our shareholders to increase the number of shares available under the 2024 Plan to ensure sufficient shares for continued equity-based compensation.

As of January 14, 2025, there were 33,717,962 shares of our common stock issued and outstanding. The closing sale price of a share of our common stock on Nasdaq on that date was $4.22.

The following table summarizes information regarding awards outstanding and shares remaining available for grant under the 2024 Plan as of January 10, 2025:

Stock Options Outstanding	1,872,953
Weighted Average Exercise Price of Stock Options Outstanding	$8.31
Weighted Average Remaining Term of Stock Options Outstanding	3.8 years
Full Value Awards Outstanding	1,534,106
Restricted Stock Units Outstanding	1,525,106
Restricted Stock Awards Outstanding	9,000
Shares Available for Grant under the 2024 Plan	310,715

Each year, the Compensation Committee reviews our overall compensation strategy and determines allocations of cash and equity compensation in light of our pay-for-performance philosophy. We believe that equity compensation is critical in motivating key employees and that it effectively aligns employee compensation with shareholder interests. We are also committed to effectively managing our share reserves for equity compensation while minimizing shareholder dilution. If the amendment to the 2024 Plan is not approved and we are unable to grant equity compensation in the future, we may need to consider other compensation alternatives, such as increasing cash compensation, and we would be at a severe disadvantage if we could not use equity awards covering a meaningful number of shares to recruit and retain key talent in this competitive market.

We recognize that equity compensation awards dilute shareholder equity and must be used judiciously. Our equity compensation practices are designed to be in line with industry norms, and we believe our historical share usage has been responsible and mindful of shareholder interests. Certain provisions in the 2024 Plan are designed to protect our shareholders’ interests and to reflect corporate governance best practices, as described in further detail below.

Generally, we expect to continue making equity awards consistent with our practices over the past three years, and to maintain a market-competitive burn rate. We expect that shares of common stock available for future awards if the amendment to the 2024 Plan is approved would be sufficient for equity award grants for approximately two to three years, which the Committee believes is aligned with best practices and provides the Company with a reasonable buffer in case of extraordinary circumstances (e.g., stock price volatility, changes in hiring, acquisitions, etc.).

In setting the number of additional shares to be available for issuance under the proposed amendment, we considered our estimated competitive usage needs going forward for existing employees and potential new hires for approximately the next two years, with such timing dependent on a variety of factors, including the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the amendment to the 2024 Plan could last for a shorter or longer time.

Expectations regarding future share usage under the 2024 Plan are naturally based on a number of assumptions regarding factors such as future growth in the population of eligible participants, the rate of future compensation increases, the rate at which shares are returned to the 2024 Plan reserve through forfeitures, cancellations and the like, the level at which performance-based awards pay out, and our future stock price performance. While the Compensation Committee believes that the assumptions utilized are reasonable, future share usage will differ from current expectations to the extent that actual events differ from the assumptions utilized.

Key Compensation Practices

The 2024 Plan includes a number of provisions that we believe promote and reflect compensation practices that closely align our equity compensation arrangements with the interests of our shareholders, including the following key features:

•No repricing of underwater options or stock appreciation rights without shareholder approval. The 2024 Plan prohibits, without shareholder approval, actions to reprice, replace, or repurchase options or stock appreciation rights (“SARs”) when the exercise price per share of an option or SAR exceeds the fair market value of the underlying shares.
•No evergreen. The 2024 Plan does not have an evergreen or similar provision, which provides for an automatic replenishment of shares available for grant.
•No liberal definition of “change in control.” No change in control would be triggered by shareholder approval of a business combination transaction, the announcement or commencement of a tender offer or any board assessment that a change in control may be imminent.
•“Double trigger” acceleration of equity awards upon a change in control. The 2024 Plan provides for vesting of time-based equity awards or performance-based equity awards based on both (1) the occurrence of a change in control and (2) an involuntary termination of service without cause within 24 months after the change in control (other than in the event awards are not continued, assumed, or replaced in connection with a corporate transaction, in which case they will accelerate upon the change in control).
•Limits on dividends and dividend equivalents. The 2024 Plan prohibits the payment of dividends and dividend equivalents on stock options and SARs, and requires that any dividends and dividend equivalents payable or credited on unvested awards other than options and SARs (“full value awards”) must be subject to the same restrictions and risk of forfeiture as the underlying shares or share equivalents.
•Annual limit on compensation to non-employee directors. The 2024 Plan contains an annual limit on the aggregate value of all awards granted during a calendar year to any non-employee director.

•No discounted option or SAR grants. The 2024 Plan requires that the exercise price of options or SARs be at least equal to the fair market value of our common stock on the date of grant (except in the limited case of “substitute awards” as described below).
•No excise tax gross-up benefits. The 2024 Plan does not provide for any gross-up payments to offset any excise tax expenses.
Description of the 2024 Plan
The major features of the 2024 Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 2024 Plan, as proposed to be amended, which is attached to the proxy statement as Appendix A.

Eligible Participants. Employees, consultants, advisors and non-employee directors of the Company will be eligible to receive awards under the 2024 Plan. As of January 1, 2025, there were 182 employees, five non-employee directors of the Company and an indeterminate number of consultants and advisors who were eligible to receive awards under the 2024 Plan.

Administration. The 2024 Plan is administered by the Compensation Committee (referred to in the remainder of this section as the “Committee”). To the extent permitted by applicable law, the Committee may delegate to a committee of one or more members of the Board, or to one or more executive officers of the Company, the authority, subject to the terms, limitations and conditions as the Committee shall determine in accordance with applicable law, to grant awards to eligible recipients under the 2024 Plan and related authority and responsibilities under the 2024 Plan. The Committee may also delegate ministerial duties to other persons, agents or advisors.

The Committee has the authority to determine the persons to whom awards will be granted, the timing, type and number of shares covered by each award, and the terms and conditions of the awards. The Committee may also establish and modify rules to administer the 2024 Plan, interpret the 2024 Plan and any related award agreement, cancel or suspend an award, and amend the terms of outstanding awards to the extent permitted under the 2024 Plan.

Except in connection with equity restructurings and other situations in which share adjustments are specifically authorized, the 2024 Plan prohibits the Committee from repricing any outstanding “underwater” option or SAR awards without the prior approval of our shareholders. For these purposes, a “repricing” includes amending the terms of an underwater option or SAR award to lower the exercise price, canceling an underwater option or SAR award in conjunction with granting a replacement option or SAR award with a lower exercise price, canceling an underwater option or SAR award in exchange for cash, other property or grant of a new full value award at a time when the exercise price of the option or SAR is greater than the current fair market value of our common stock, or otherwise making an underwater option or SAR award subject to any action that would be treated under accounting rules as a “repricing.”

Available Shares and Limitations on Awards. Currently, a maximum of 3,717,774 shares of our common stock may be the subject of awards and issued under the 2024 Plan. The proposed amendment would increase the number of shares available for issuance under the 2024 Plan by an additional 2,250,000 shares.

The shares of common stock issuable under the 2024 Plan may come from authorized and unissued shares or treasury shares. The share limitations under the 2024 Plan are subject to adjustment for changes in our corporate structure or shares, as described below. Full value awards, options, and SARs granted under the 2024 Plan will count as one share against the 2024 Plan’s authorized share reserve.

In addition, any shares subject to an award under the 2024 Plan or the 2018 Plan that subsequently terminates by expiration, forfeiture, cancellation or otherwise without the issuance of common shares (or with the forfeiture of common shares in connection with a restricted stock award ("RSA")), is settled in cash in lieu of common shares, or is exchanged with the Committee’s permission, prior to the issuance of common shares, for an award not involving common shares, shall become available for grant under the 2024 Plan. Further, the following shares shall become available for grant under the 2024 Plan: (i) any common shares that are withheld by the Company or tendered by a participant (by either actual delivery or attestation) on or after the effective date of the 2024 Plan to pay the exercise price of a stock option granted under the 2024 Plan or the 2018 Plan, or to satisfy tax withholding obligations associated with an award granted under the 204 Plan or the 2018 Plan, (ii) any common shares that were subject to a stock-settled SAR granted under the 2024 Plan or the 2018 Plan that were not issued upon the exercise of such SAR on or after the effective date of the 2024 Plan, and (iii) any common shares that were purchased by the Company on the open market on or after the effective date of the 2024 Plan with the proceeds from the exercise of a stock option granted under the 2024 Plan or the 2018 Plan.
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Awards granted or shares issued under the 2024 Plan upon the assumption of, or in substitution or exchange for, outstanding equity awards previously granted by an entity acquired by the Company or any subsidiary or with which the Company or any subsidiary combines (referred to as “substitute awards”) will not reduce the share reserve under the 2024 Plan and will not reduce the shares authorized for grant to a participant in any calendar year.

Additionally, if a company acquired by the Company or any of its subsidiaries or with which the Company or any subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of that pre-existing plan may be used for awards under the 2024 Plan and shall supplement the share reserve under the 2024 Plan, but only if the awards are made to individuals who were not employed by, or serving as a non-employee director of, the Company or any of its subsidiaries prior to such acquisition or combination.

The maximum aggregate grant date fair value of equity and cash-based awards granted under the 2024 Plan during any calendar year to any non-employee director shall not exceed $500,000.

Share Adjustment Provisions. If certain transactions occur that cause the per share value of our common shares to change, such as a stock dividend, stock split, reverse stock split, split up, spin-off, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to the number and kind of common shares that may be issued under the 2024 Plan, the number and kind of common shares subject to outstanding awards, the exercise price applicable to outstanding awards, and other value determinations applicable to outstanding awards. In the event of any other change in corporate capitalization, similar equitable adjustments may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights.

Types of Awards. The 2024 Plan permits us to award stock options, SARs, restricted stock, restricted stock units and other stock-based awards to eligible recipients. These types of awards are described in more detail below.

Stock Options. Employees of the Company or any subsidiary may be granted options to purchase common stock that qualify as “incentive options” within the meaning of Section 422 of the Code, and any eligible recipient may be granted options to purchase common stock that do not qualify as incentive stock options, referred to as “non-qualified options.” The per share exercise price to be paid by a participant at the time an option is exercised may not be less than 100% of the fair market value of one share of our common stock on the date of grant (or 110% for incentive options granted to certain shareholders), unless the option is granted as a substitute award as described earlier. “Fair market value” under the 2024 Plan as of any date means the average of the high and the low sales prices of a common share on the principal securities market on which it trades on the day immediately preceding the date of determination.

An option will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the Committee, and no option may have a term greater than 10 years from its date of grant (or five years for incentive stock options granted to certain shareholders). No dividends or dividend equivalents may be paid or credited with respect to shares subject to an option award.

The aggregate fair market value of shares of our common stock with respect to which incentive options granted to any participant may first become exercisable during any calendar year may not exceed $100,000. Any incentive stock options that become exercisable in excess of this amount will be treated as non-qualified options. The maximum number of shares that may be issued upon the exercise of incentive option awards under the 2024 Plan is equal to the size of the 2024 Plan’s share reserve as described above.

The total purchase price of the shares to be purchased upon exercise of an option will be paid by the participant in such manner as the Committee may provide in the award agreement, which may include (i) cash, (ii) delivery of common shares (by actual delivery or attestation) already owned, (iii) by withholding common shares otherwise issuable upon exercise of the Stock Option, (iv) broker-assisted cashless exercise, (v) any other manner permitted by law, or (vi) any combination of the foregoing.

Stock Appreciation Rights. A SAR entitles the holder to receive, for each share as to which the award is granted, payment of an amount, in cash, in common shares, or in a combination, as determined by the Committee, equal in value to the excess of the fair market value of a common share on the date of exercise over the SAR’s exercise price.

The exercise price per share of a SAR award will be determined by the Committee, but may not be less than 100% of the fair market value of one common share, unless the SAR is granted as a substitute award as described earlier. No dividends or dividend equivalents may be paid or credited with respect to shares subject to a SAR award. A SAR award may not have a term greater than 10 years from its date of grant, and will be subject to such other terms and conditions, consistent with the terms of the 2024 Plan, as may be determined by the Committee.

Restricted Stock Awards. An RSA is an award of our common shares that vests at such times and in such installments as may be determined by the Committee. Until it vests, the shares subject to the award are subject to restrictions on transferability and the possibility of forfeiture. The Committee may impose such restrictions or conditions to the vesting of RSAs upon the completion of a specified period of service with the Company and/or its subsidiaries, upon the attainment of specified performance objectives, or upon such other criteria as the Committee may determine. Any dividends or distributions payable with respect to shares that are subject to the unvested portion of an RSA will be subject to the same restrictions, risk of forfeiture, and performance conditions and/or service conditions, as applicable, as the underlying award.

Restricted Stock Unit Awards. An RSU award is a right to receive the fair market value of a specified number of shares of our common stock, payable in cash, shares, or a combination of both, that vests at such times, in such installments and subject to such conditions as may be determined by the Committee. Until it vests, an RSU award is subject to restrictions and the possibility of forfeiture. The Committee may condition the grant or vesting of RSUs, or receipt of common shares or cash in connection with vesting, upon the completion of a specified period of service with the Company and/or its subsidiaries, upon the attainment of specified performance objectives, and/or upon such other criteria as the Committee may determine. The Committee may provide for the payment of dividend equivalents on RSUs, but any such dividend equivalents will be subject to the same restrictions, risk of forfeiture, and performance conditions and/or service conditions, as applicable, as the underlying award.

Other Stock-Based Awards. The Committee may grant awards that are valued by reference to and/or payable in whole or in part in common shares under the Plan. The Committee shall determine the terms and conditions of such other stock-based awards, which shall be consistent with the terms and purposes of the 2024 Plan.

Transferability of Awards. In general, no right or interest in any award under the 2024 Plan may be assigned, transferred, exchanged or encumbered by a participant, voluntarily or involuntarily, except by will or the laws of descent and distribution. However, the Committee may provide that an award (other than an incentive option) may be transferable by gift to a participant’s family member or pursuant to a domestic relations order. Any permitted transferee of such an award will remain subject to all the terms and conditions of the award applicable to the participant.

Change in Control. Except as may otherwise be provided in a then-effective written agreement (including an award agreement), in the event of a Change in Control (as defined in the 2024 Plan), then-outstanding awards shall be treated as follows.

If another award that is substantially similar (a “Replacement Award”) is provided to the participant to replace a then-outstanding award under the 2024 Plan, and if the participant’s service is involuntarily terminated without cause (or, if provided in the applicable award agreement, terminated by the participant with good reason) within 24 months following the Change in Control, all Replacement Awards held by the Participant shall become fully vested and, in the case of Replacement Awards in the form of (a) full value awards, if service-based, such awards shall immediately vest in full, and if performance-based, such awards shall be deemed to be satisfied at target performance and shall immediately vest in full at that level; and (b) stock options and SARs shall immediately become exercisable in full (if performance-based, at the target level of performance) and shall remain exercisable for one year following the participant’s separation from service.

If a Replacement Award is not provided to the participant to replace a then-outstanding award under the 2024 Plan, then in the event of a Change in Control: (a) full value awards that are not vested and as to which vesting depends solely on the satisfaction of a service obligation shall become fully vested, and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied as if target performance was achieved, and in each case shall be settled in cash, common shares or a combination thereof, as determined by the Committee, immediately prior to the effective time of such Change in Control; and (b) stock options and SARs that are not vested and as to which vesting depends solely on the satisfaction of a service obligation shall become fully vested and exercisable for such period of time prior to the effective time of the Change in Control as is deemed fair and equitable by the Committee, and as to which vesting depends upon the satisfaction of one or more performance conditions shall become fully vested and exercisable at the target level of performance for such period of time prior to the effective time of the Change in Control as is deemed fair and equitable by the Committee. The Committee may elect to cancel such outstanding stock options or SARs and pay the participant an amount of cash equal to the excess of (i) the value, as determined by the Committee, of the consideration received by the holder of a common share as a result of the Change in Control over (ii) the exercise price of such options or such SARs, multiplied by the number of common shares subject to each such award; however, no payment shall be made for any stock option or SAR if its exercise price exceeds the value, as determined by the Committee, of the consideration (including cash) received by the holder of a common share as a result of the Change in Control.

Effect of Termination of Service. Unless otherwise set forth in an award agreement, if a participant’s employment or other service relationship with the Company and its subsidiaries is terminated other than due to death or disability, all unvested portions of awards held by the participant shall immediately be forfeited. All unvested portions of awards held by the participant on the date of death or separation from service due to disability shall vest immediately as of such date. All vested portions of awards (other than vested portions of stock options and SARs) held by the participant on the date of the participant's death or separation from service (for reasons other than cause) shall be paid in accordance with the payout schedule applicable to vested awards.

All vested portions of stock options and SARs held by a participant on the date of the participant's separation from service for reasons other than cause shall remain exercisable for three months following the date of such separation from service (but in any case not beyond the expiration of the term of the stock option or SAR), except: (a) in the case of the participant’s retirement or in the case of a separation from service due to disability, the participant may exercise all vested stock options and SARs within the period of 12 months immediately succeeding the effective date of such separation from service (but not beyond the expiration of the term of the stock option or SAR); and (b) in the case of the participant's death, the participant's beneficiary or estate may exercise vested stock options and SARs until the date which is 12 months from the date of the participant's death (but not beyond the expiration of the term of the stock option or SAR).

Mitigation of Excise Taxes. In the event that the benefits provided for in the 2024 Plan or otherwise payable to a participant constitute Section 280G “parachute payments” and would be subject to excise taxes, then such pay and benefits will be either be delivered in full or delivered as to such lesser extent which would result in no portion of such pay or benefits being subject to excise taxes, whichever results in the receipt by the participant of the greatest amount of benefits.

Effective Date and Term of the 2024 Plan. The 2024 Plan became effective on the date that it was approved by the Company’s shareholders, March 14, 2024. Unless terminated earlier, the 2024 Plan will terminate on the tenth anniversary of the effective date. Awards outstanding under the 2024 Plan at the time it is terminated will remain in force according to the terms of the 2024 Plan and the applicable award agreement. The Board of Directors may suspend or terminate the 2024 Plan at any time.

If our shareholders do not approve this proposal, the amendment to the 2024 Plan will not take effect and the 2024 Plan will continue in effect under its original terms.

Amendment of the Plan
The Board of Directors may amend the 2024 Plan from time to time. The Company shall submit any amendment of the 2024 Plan to its shareholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the common shares may then be listed. No termination, suspension, or amendment of the 2024 Plan may materially impair the rights of any participant under a previously granted award without the participant’s consent, unless such action is necessary to comply with applicable law or stock exchange rules.
U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to the Company and to participants subject to U.S. taxation with respect to awards granted under the 2024 Plan, based on current statutes, regulations and interpretations.

Non-Qualified Stock Options. If a participant is granted a non-qualified option under the 2024 Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income.

Incentive Stock Options. If a participant is granted an incentive option under the 2024 Plan, the participant will not recognize taxable income upon grant of the option. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. Except in the event of death, if the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will generally apply.

Other Awards. The current federal income tax consequences of other awards authorized under the 2024 Plan generally follow certain basic patterns. An award of restricted stock results in income recognition by a participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares vest, unless the participant elects under Code Section 83(b) to accelerate income recognition and the taxability of the award to the date of grant. RSU awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. SAR awards result in income recognition by a participant at the time such an award is exercised in an amount equal to the amount paid in cash or the then-current fair market value of the shares received by the participant, as applicable. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Code Section 162(m) with respect to covered employees.

Excess Parachute Payments. Code Section 280G limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the 2024 Plan upon a change in control our company or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof.

Section 409A of the Code. The foregoing discussion of tax consequences of awards under the 2024 Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20% income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.

Section 162(m) and Limits on the Company’s Deductions. Section 162(m) of the Code denies deductions to publicly held corporations for compensation paid to certain senior executives that exceeds $1,000,000.
New Plan Benefits
Because the Compensation Committee, in its discretion, will select the participants who receive awards and the timing, size, and types of those awards, we cannot currently determine the awards that will be made to particular individuals or groups under the 2024 Plan.
For illustrative purposes only, the following table sets forth the number of shares subject to awards received by the individuals and groups listed below under the 2024 Plan during fiscal 2024, and the grant date fair value of such awards:

Name	Number of Shares Subject to Awards	Dollar Value
Robert W. Leasure, Jr.	600,000	$849,028
Beth A. Taylor	46,250	$70,394
John E. Sagartz, DVM, Ph.D., DACVP	46,250	$70,394
All current executive officers as a group	930,313	$1,363,917
All non-employee directors as a group	150,411	$251,190
All employees, other than executive officers, as a group	737,051	$1,214,536

The Board recommends that the shareholders vote “FOR” approval of the amendment to the 2024 Equity Incentive Plan.

COMPENSATION OF EXECUTIVE OFFICERS
Overview
This following discussion and tables provide an overview of the compensation awarded to, earned by, or paid to our named executive officers (“Named Executive Officers” or “NEOs”) for fiscal 2024, who were:
•Robert W. Leasure, Jr., our President and Chief Executive Officer;
•Beth A. Taylor, our Chief Financial Officer and Senior Vice President - Finance; and
•John E. Sagartz, DVM, Ph.D., DACVP, our Chief Strategy Officer.
Compensation Committee and Compensation Methodology

During fiscal 2024, the Compensation Committee of the Board of Directors was responsible for administering the compensation and benefit programs for the Company’s team members, including its executive officers. The Compensation Committee annually reviews and evaluates cash compensation and stock option and other equity award recommendations from management along with the rationale for such recommendations, as well as summary information regarding the aggregate compensation provided to the Company’s executive officers. The Compensation Committee examines these recommendations in relation to the Company’s overall objectives and makes compensation recommendations to the Board for final approval. No officer participates in the decisions of the Board as to his or her compensation package.

The Company’s executive compensation practices are affected by the highly competitive nature of the biotechnology industry. The Company has historically developed compensation packages for the Company’s executive officers that meet each of the following three criteria: (1) market compensation levels competitive with companies of similar size, geographic characteristics and performance to the Company; (2) performance-based "at risk" pay; and (3) shareholder-aligned incentives that are structured to create alignment between the shareholders and executives with respect to short-term and long-term objectives.

For fiscal year 2024, the Compensation Committee recognized that because the Company faced challenging economic conditions, coupled with market uncertainties that were outside its control, it could not reasonably establish performance metrics and goals for fiscal 2024, and therefore, any cash bonus amounts would be discretionary. Following the end of fiscal 2024, the Compensation Committee reviewed Company and individual performance during fiscal 2024, and while it recognized the substantial contributions made by the NEOs in fiscal 2024, the Committee determined that no annual cash bonus amounts would be paid to any of the NEOs relative to fiscal 2024 performance.

With respect to equity awards, the Compensation Committee approved equity awards, including options and RSUs, to be granted to each of the NEOs in August 2024. When determining the amount of each equity award, the Compensation Committee considered factors including each NEO’s position and scope of responsibility, the importance of retaining the services of the NEOs and the NEO’s opportunity to drive Company performance and contribute to the long-term success of the Company.

The Compensation Committee has retained Meridian Compensation Partners LLC (“Meridian”) as its independent compensation consultant and requested that Meridian provide competitive market assessments regarding executive officer compensation, which were used by the Compensation Committee in determining the appropriate executive compensation levels for 2024 and 2025, in line with the Company’s compensation plans, philosophies and goals.
Compensation Risks
The Company has reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking. It concluded that:
•The combination of base salary and incentive compensation, including annual incentive compensation and long-term incentive compensation, reduces the significance of any one particular compensation element.
•Vesting periods for equity compensation awards, which historically have consisted of option grants and RSUs, encourages long-term perspectives among award recipients.

•The Company's performance goals are appropriately set in order to avoid targets that, if not met, result in a large percentage loss of compensation.
Based on the foregoing, we have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
Executive Change in Control Severance Plan

On January 25, 2022, the Board of Directors approved the Inotiv, Inc. Executive Change in Control Severance Plan for certain of its senior executives (the "CIC Plan"). The CIC Plan provides for certain payments and the vesting of certain equity awards upon a termination of a participant's employment by the Company without Cause (as defined in the CIC Plan) or by the participant for Good Reason (each a "Qualifying Termination") within 24 months following a Change in Control (as defined in the CIC Plan) of the Company. "Good Reason" is defined in the CIC Plan as the occurrence of any of the following without the consent of the affected participant, subject to certain notice and cure rights: (i) a diminution of the participant's title, duties and responsibilities, (ii) a reduction in base salary or target bonus opportunity, and (iii) the relocation of the principal place of business where the participant provides services to the Company by more than 50 miles. The Compensation Committee of the Board determines which executives of the Company become participants in the CIC Plan.

The CIC Plan provides for the following benefits upon a Qualifying Termination of a participant within 24 months following a Change in Control: (i) cash severance to be paid in a lump sum within 45 days of a Qualifying Termination in an amount equal to 1.0 to 3.0 times the participant's base salary and target bonus for the year of termination (depending upon the CIC plan tier to which the participant is assigned), plus a pro rata bonus for the year of termination; (ii) continuation of health and welfare benefits for 18 months following termination at the same cost to the participant as the participant paid prior to termination; (iii) up to $50,000 of outplacement services for 12 months following termination; and (iv) acceleration of vesting of all outstanding equity awards (with the amount payable in respect of any performance awards based on assumed target performance or actual performance through the date of termination, if determinable) upon a Qualifying Termination or if a successor in a Change in Control fails to assume or replace outstanding non-vested equity awards. With respect to the cash severance described in clause (i), the multipliers assigned to Tier I, Tier II and Tier III are 3.0 times, 2.0 times and 1.0 times, respectively. Receipt of severance benefits is conditioned on the delivery of a release from the participant and the participant's agreement to certain non-competition, employee and customer non-solicitation, confidentiality and non-disparagement restrictive covenants. The amount of severance benefits is subject to reduction in the event that the reduction would result in a greater after-tax benefit than the participant would receive if the participant received the full amount of the severance benefits and paid any excise tax required by Section 280G of the Code.

The Committee has designated Robert W. Leasure, Jr., the Company's President and Chief Executive Officer, as a Tier I participant in the CIC Plan and has designated Beth A. Taylor, the Company's Chief Financial Officer and Senior Vice President - Finance and John Sagartz, the Company's Chief Strategy Officer, as Tier II participants in the CIC Plan.
Employment Agreements
Employment Agreement with Mr. Leasure

On January 27, 2022, the Company entered into a new employment agreement with Mr. Leasure (the "Leasure Employment Agreement"). Pursuant to the Leasure Employment Agreement, Mr. Leasure agrees to serve as the President and Chief Executive Officer of the Company for a term ending on January 27, 2027; provided that the term of the 2022 Employment Agreement will be automatically extended for successive one-year terms after the expiration of the initial term, unless either party gives notice of termination of Mr. Leasure's employment at least 90 days prior to the end of the then-current term. Mr. Leasure will (i) be entitled to receive an annual base salary of $750,000, subject to discretionary increases, (ii) have an annual target incentive opportunity of at least 100% of his base salary, a maximum incentive opportunity of at least 200% of his target incentive opportunity and a threshold incentive opportunity of at least 50% of his target incentive opportunity and (iii) be entitled to vacation in accordance with Company policy and reimbursement for ordinary and necessary business expenses. Mr. Leasure is also entitled to participate in the Company’s benefit plans and programs provided to Company executives generally, subject to eligibility requirements and other terms and conditions of those plans.

The Leasure Employment Agreement provides for certain non-competition, non-solicitation and confidentiality undertakings. Should Mr. Leasure’s employment be terminated by reason of Mr. Leasure’s death, by the Company without cause or in the event of Mr. Leasure’s disability (as defined in the Leasure Employment Agreement), or by Mr. Leasure for good reason, Mr. Leasure or his estate would be entitled to his base salary and a prorated portion of his annual incentive award for the year in which termination occurs, in each case through the effective date of the termination of his employment. If Mr. Leasure’s employment is terminated by the Company other than for cause, or by Mr. Leasure for good reason, in either case within 24 months after a change in control (as defined in the 2018 Plan) Mr. Leasure will be entitled to severance benefits as provided in the CIC Plan described above.

Employment Agreement with Dr. Sagartz

Dr. Sagartz’s employment agreement with the Company (the “Sagartz Employment Agreement”) renews for successive one year terms ending July 1st unless otherwise terminated by either party with prior written notice. The Sagartz Employment Agreement specifies a $250,000 annual salary, which may be increased from time to time by the Company. Dr. Sagartz is entitled to vacation in accordance with Company policy and reimbursement for ordinary and necessary business expenses and is also entitled to participate in the Company’s benefit plans and programs provided to Company executives generally, including as pertaining to incentive compensation, subject to eligibility requirements and other terms and conditions of those plans.

The Sagartz Employment Agreement provides for certain non-competition, non-solicitation and confidentiality undertakings. If Dr. Sagartz is terminated by the Company without cause or Dr. Sagartz resigns for good reason (in each case, as defined in the Sagartz Employment Agreement) in addition to payment of earned or accrued compensation and benefits and reimbursement of accrued expense, he would be entitled to (i) reimbursement of an amount equal to his monthly COBRA premiums for a period of 12 months after his termination, provided such payments would cease upon his becoming entitled to other health insurance, (ii) payment of an amount equal to his annual salary for 12 months in equal bi-weekly installments over the 12 month period following the termination and (iii) a pro-rated portion of the annual bonus he was eligible for, if any, for the completed portion of any fiscal year in which the termination occurs based on the relevant portion of the bonus that would have been earned, if any, had he remained employed through the fiscal year and payable at the time payable were he to have remained employed.
Offer Letter with Ms. Taylor

The Company entered into an offer letter with Ms. Taylor, dated February 20, 2020 in connection with her employment as Chief Financial Officer of the Company. The letter provided for an initial base salary of $240,000 per year with a discretionary annual incentive bonus opportunity, which is tied to company performance metrics and individualized achievements. Ms. Taylor is entitled to participate in the Company's benefits, including group health insurance, 401(k) plan and elective supplemental life and short-term disability insurance and receives 20 days of vacation per calendar year, as well as a total of 8 personal and sick days. Pursuant to the offer letter, Ms. Taylor was awarded 10,000 shares of restricted stock with a 24-month vesting period on the 90th day of her employment.

Policies and Procedures Related to the Grant of Certain Equity Awards

The Company has established processes designed to ensure that the timing of any option grants and other awards to executive officers is not influenced by material nonpublic information (“MNPI”), and grants are generally made two days after the issuance of an earnings release and the filing of a Quarterly Report on Form 10-Q or Annual Report on Form 10-K, regardless of any upcoming announcements or events that could impact the Company’s share price. The Compensation Committee carefully reviews any potential MNPI before granting options and will delay a grant if necessary to avoid any appearance of impropriety related to the timing of the award.

With respect to the option awards disclosed in the table below, the Company issued its earnings release on August 8, 2024, and filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 after 5:30 p.m. Eastern time on the same date. As a result, a full trading day elapsed after the Quarterly Report on Form 10-Q was filed and before the option awards were made. The Company believes that a full trading day is sufficient time for the information in the earnings release and the Quarterly Report on Form 10-Q to be publicly disseminated and reflected in the price of the Company’s common shares.

The following table contains information required by Item 402(x)(2) of Regulation S-K about stock options granted to the NEOs in fiscal 2024 during the period from four business days before to one business day after the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, as described above.

Name	Grant date	Number of securities underlying the award	Exercise price of the award ($/Sh)	Grant date fair value of the award	Percentage change in the closing market price of the securities underlying the award between the trading day ending immediately prior to the disclosure of material nonpublic information and the trading day beginning immediately following the disclosure of material nonpublic information
Robert W. Leasure, Jr.	8/10/2024	300,000	$1.61	$366,028	(0.6)%
Beth A. Taylor	8/10/2024	20,000	$1.61	$24,402	(0.6)%
John E. Sagartz, DVM, Ph.D., DACVP	8/10/2024	20,000	$1.61	$24,402	(0.6)%

Fiscal 2024 Summary Compensation Table

Individual components of the total compensation calculation reflected in the Summary Compensation Table are broken out below:

Salary. Base salary earned during fiscal 2024 and 2023.

Bonus. The amounts presented under the Bonus column represent discretionary bonus amounts with respect to performance in the fiscal year shown, though are typically paid in the following fiscal year.

Non-Equity Incentive Plan Compensation. The amounts presented under the Non-Equity Incentive Plan Compensation column represent bonus amounts under a program that provides for compensation intended to serve as incentive for performance to occur over a fiscal year, and the outcomes with respect to the relevant performance targets are substantially uncertain at the time they are established by the Compensation Committee and communicated to participants. These amounts are also typically paid in the year following the performance year.

Equity Awards. The awards disclosed under the headings "Stock Awards" and "Option Awards" consist of the aggregate grant date fair value of the RSUs, RSAs and stock option awards, as applicable, granted in fiscal 2024 and 2023 computed in accordance with FASB ASC Topic 718. The grant date fair value of the equity awards may vary from the actual amount ultimately realized by the NEO based on a number of factors. The factors include the Company's actual operating performance, common share price fluctuations, differences from the valuation assumptions used, the limited liquidity in the trading of the Company’s shares and the timing of exercise or applicable vesting. Assumptions used in the calculation of the grant date fair value are included in Note 14 to the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024.

All Other Compensation. The amounts presented in the All Other Compensation column consist of Company matching contributions made to the named executive officer’s account in the Company's 401(k) plan.

The table below summarizes the compensation paid to or earned by our NEOs for the fiscal years ended September 30, 2024 and September 30, 2023:

Name	Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)[1]	Option Awards[1] ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Robert W. Leasure, Jr.	President and Chief Executive Officer	2024	800,000	—	483,000	366,028	—	10,350	1,659,378
		2023	786,539	1,200,000	1,700,146	824,353	—	9,900	4,520,938

Beth A. Taylor	Chief Financial Officer, SVP - Finance	2024	410,000	—	32,200	38,194	—	3,312	483,706
		2023	403,135	50,000	89,563	—	—	8,023	550,721

John E. Sagartz	Chief Strategy Officer	2024	400,000	—	32,200	38,194	—	4,356	474,750
		2023	393,135	37,500	50,013	—	—	7,971	488,619

1 Represents the aggregate grant date fair value of the RSUs and stock options granted in fiscal 2024 or 2023 in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End Table
The following table provides details regarding outstanding stock-based awards for each of our NEOs as of September 30, 2024.

	Option Awards						Stock Awards

	Grant Date	Number of Securities Underlying Unexercised Options - Exercisable	Number of Securities Underlying Unexercised Options - Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested[1]
Robert W. Leasure, Jr.	01/14/2019	55,000	—		$1.30	01/13/2029
	01/27/2020	45,000	—		$5.03	01/26/2030
	02/15/2022						14,143	[2]	$24,043
	03/17/2022						24,771	[3]	$42,111
	03/17/2022						165,000	[4]	$280,500
	01/18/2023						59,172	[5]	$100,592
	02/17/2023	60,683	91,023	[6]	$7.91	02/17/2033	151,706	[7]	$257,900
	08/10/2024	—	300,000	[8]	$1.61	08/10/2034	300,000	[9]	$510,000

Beth A. Taylor	02/15/2022						24,000	'[4]	$40,800
	01/18/2023						5,917	'[5]	$10,059
	02/17/2023						5,000	'[7]	$8,500
	12/15/2023	—	6,250	[10]	$3.09	12/15/2033			$—
	08/10/2024	—	20,000	[11]	$1.61	08/10/2034	20,000	[12]	$34,000

John E. Sagartz, DVM, Ph.D., DACVP	02/15/2022						18,000	'[4]	$30,600
	01/18/2023						5,917	'[5]	$10,059
	12/15/2023	—	6,250	'[10]	$3.09	12/15/2033			$—
	08/10/2024	—	20,000	'[11]	$1.61	08/10/2034	20,000	'[12]	$34,000

1 The market value of unvested stock awards is calculated using a value of $1.70 per share, which was the closing price of our common stock on Nasdaq on September 30, 2024, the last trading day of fiscal 2024.
2 RSUs that vest on February 15, 2025.
3 RSUs that began vesting in three equal annual installments beginning on the first anniversary of the grant date.
4 RSUs that began vesting in five equal annual installments, beginning on the first anniversary of the grant date.
5 RSUs that vest on January 18, 2025.
6 These options vest under the following schedule: February 17, 2025 – 45,512; February 17, 2026 – 45,511.
7 RSUs that vest on February 17, 2025.
8 These options vest under the following schedule: February 1, 2025 – 100,000; February 1, 2026 – 100,000; February 1, 2027 – 100,000.
9 RSUs that vest on February 1, 2026.
10 These options vest under the following schedule: December 15, 2024 – 2,500; December 15, 2025 – 1,875; December 15, 2026 – 1,875.
11 These options vest under the following schedule: June 18, 2025 – 8,000; June 18, 2026 – 6,000; June 18, 2027 – 6,000.
12 RSUs that vest on June 18, 2026.

Equity Compensation Plan Information
The following table provides information about outstanding equity awards and shares available for future issuance as equity awards as of September 30, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (1)
Equity compensation plans approved by security holders	3,917,832	(2)	$8.35	(3)	271,087
___________________________________________
(1)Excluding securities reflected in the first column.
(2)Consists of 2,391,620 stock options and 1,526,212 RSUs.
(3)Represents the weighted average exercise price of outstanding stock options. Does not take into account the outstanding RSUs which, when settled, will be settled in shares of our common stock on a one-for-one basis at no additional cost.
Pay Versus Performance Disclosure
The following table sets forth certain compensation information of our principal executive officer (“PEO”) and the average of our other NEOs (“Non-PEO NEOs”), along with total shareholder return and net loss, for our fiscal years ended September 30, 2024, 2023 and 2022:

Fiscal Year	Summary Compensation Table Total for PEO (1) ($)	Compensation Actually Paid to PEO (1) (2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (1) ($)	Average Compensation Actually Paid to Non-PEO NEOs (1) (2) ($)	Value of Initial Fixed $100 Investment Based on: Company Total Shareholder Return (3) ($)	Net Loss ($ in thousands)
2024	1,659,378	1,394,053	479,228	449,924	5.81	(108,445)
2023	4,520,938	(2,532,456)	519,670	(74,719)	10.53	(105,140)
2022	10,770,157	8,081,926	4,253,243	3,972,964	57.63	(337,018)

(1)    For 2024 and 2023, our PEO was Robert W. Leasure, Jr., Chief Executive Officer and President, and the Non-PEO NEOs were Beth A. Taylor, Chief Financial Officer and Senior Vice President – Finance and John E. Sagartz, DVM, Ph.D., DACVP, Chief Strategy Officer.
For 2022, our PEO was Robert W. Leasure, Jr., Chief Executive Officer and President, and the Non-PEO NEOs were Beth A. Taylor, Chief Financial Officer and Senior Vice President – Finance, John E. Sagartz, DVM, Ph.D., DACVP, Chief Strategy Officer, Adrian Hardy, Former Executive Vice President, and James Harkness, Former Chief Operating Officer.
(2)    The following amounts were deducted from / added to the Summary Compensation Table (“SCT”) total compensation in accordance with the SEC-mandated adjustments to calculate Compensation Actually Paid (“CAP”) to our PEO and the average CAP to our Non-PEO NEOs. The fair value of equity awards was determined using methodologies and assumptions developed in a manner substantively consistent with those used to determine the grant date fair value of such awards. None of our NEOs participate in a pension plan; therefore, no adjustment from the SCT total related to pension value was made.

	Fiscal 2024		Fiscal 2023		Fiscal 2022
Adjustments	PEO ($)	Average of Non-PEO NEOs ($)	PEO ($)	Average of Non-PEO NEOs ($)	PEO ($)	Average of Non-PEO NEOs ($)
Total Compensation from SCT	1,659,378	479,228	4,520,938	519,670	10,770,157	4,253,243
(Subtraction): Grant date fair value of stock awards and option awards granted in covered fiscal year	(849,028)	(70,394)	(2,524,498)	(69,788)	(9,077,661)	(3,274,771)
Addition: Fair value at covered fiscal year-end of awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year	876,000	65,088	897,695	25,924	6,660,574	298,347
Addition (Subtraction): Change in fair value from end of prior fiscal year to end of covered fiscal year of awards granted in prior fiscal years that were outstanding and unvested at end of covered fiscal year	(644,867)	(40,595)	(4,153,440)	(391,313)	(501,667)	(59,448)
Addition: Vesting date fair value of awards granted in covered fiscal year that vested during covered fiscal year	—	—	—	—	—	2,736,624
Addition (Subtraction): Change in fair value from end of prior fiscal year to vesting date of stock awards granted in prior fiscal years for which applicable vesting conditions were satisfied during the covered fiscal year	352,570	16,597	(1,273,151)	(159,212)	230,523	18,969
(Subtraction): Fair value at end of prior fiscal year of awards granted in prior fiscal years that failed to meet the applicable vesting conditions during the covered fiscal year	—	—	—	—	—	—
Addition: Dividends or other earnings paid on stock or option awards in the covered fiscal year prior to vesting if not otherwise included in the total compensation for the covered fiscal year	—	—	—	—	—	—
Compensation Actually Paid (as calculated)	1,394,053	449,924	(2,532,456)	(74,719)	8,081,926	3,972,964
(3)    Total shareholder return as calculated based on a fixed investment of $100 measured from the market close on September 30, 2021 through and including the end of the fiscal year for each year reported in the table.
Charts of CAP Versus Performance Metrics
The chart below illustrates the relationship between the PEO and the average Non-PEO NEO CAP amounts and the Company’s cumulative total shareholder return for fiscal years 2024, 2023 and 2022.

Compensation Actually Paid vs. TSR
CAP
TSR
9,000,000
8,000,000
7,000,000
6,000,000
5,000,000
4,000,000
3,000,000
2,000,000
1,000,000
0
(1,000,000)
(2,000,000)
(3,000,000)
70.00
60.00
50.00
40.00
30.00
20.00
10.00
0.00
2022
2023
2024
Fiscal Year
PEO
Average for Non-PEO NEOs
TSR

The chart below illustrates the relationship between the PEO and the Non-PEO NEO CAP amounts and the Company’s net loss for fiscal years 2024, 2023 and 2022.

Compensation Actually Paid vs. Net Loss
CAP
9,000,000
8,000,000
7,000,000
6,000,000
5,000,000
4,000,000
3,000,000
2,000,000
1,000,000
0
(1,000,000)
(2,000,000)
(3,000,000)
Net Loss (in thousands)
100,000
50,000
0
(50,000)
(100,000)
(150,000)
(200,000)
(250,000)
(300,000)
(350,000)
(400,000)
2022
2023
2024
Fiscal Year
PEO
Average for Non-PEO NEOs
Net Loss

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth ownership of our common stock by (i) each person known by the Company to own of record or beneficially 5% or more of our common stock, (ii) each of our current directors, (iii) each of the Named Executive Officers, and (iv) all current executive officers and directors of the Company as a group, in each case based upon information available as of January 14, 2025 (unless otherwise noted). Percentage ownership is based on 33,717,962 shares of our common stock outstanding as of January 14, 2025. Unless otherwise stated, the address of each person is c/o Inotiv, Inc., 2701 Kent Avenue, West Lafayette, Indiana, 47906.

	Shares of Common Stock Beneficially Owned
Name	Number of Shares		Percent of Class
Directors and Named Executive Officers
Nigel Brown, Ph.D.	38,037		*
Terry Coelho	12,911		*
Michael J. Harrington	10,000		*
R. Mathew Neff	108,210		*
David Landman	149,351		*
Robert W. Leasure, Jr.	1,074,104	(1)	3.1%
John E. Sagartz, DVM, Ph.D., DACVP	682,547	(2)	2.0%
Beth A. Taylor	81,292	(3)	*

Current Directors and Executive Officers as a Group (13 persons)	2,657,001	(4)	7.8%
___________________________________________
* Represents beneficial ownership of less than one percent (1%) of the outstanding common shares

(1)Includes 304,792 shares underlying RSUs that vest within 60 days, 165,512 shares underlying options exercisable within 60 days and 105,000 shares owned by an entity of which Mr. Leasure is the majority owner. Mr. Leasure has sole voting and dispositive power with respect to the shares owned by this entity and disclaims beneficial ownership thereof, except to the extent of his pecuniary interest therein.
(2)Includes 11,917 shares underlying RSUs that vest within 60 days.
(3)Includes 18,917 shares underlying RSUs that vest within 60 days.
(4)Includes 351,934 shares underlying RSUs that vest within 60 days, 169,512 shares underlying options exercisable within 60 days and 105,000 shares owned by an entity of which Mr. Leasure is the majority owner, as discussed in (1) above.
DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 and the regulations promulgated thereunder require directors and certain officers and persons who own more than ten percent of any class of our voting securities to file reports of their ownership of our common stock and changes in their ownership with the SEC. Based on a review of reports filed by these reporting persons and written representations by our directors and executive officers, we believe that all of our directors, executive officers and persons who own more than ten percent of any class of our voting securities complied with all filing requirements applicable to them during fiscal 2024, except that each of Messrs. Beattie, Freeman, Hardy, Harrington, Krupp, Landman, Leasure and Neff, Drs. Brown and Sagartz, and Msses. Castetter, Coelho and Taylor filed one Form 4 one or two days late to report the receipt of their annual equity awards.
SHAREHOLDER PROPOSALS FOR 2026 ANNUAL MEETING

Shareholder proposals to be included in our proxy materials for the 2026 annual meeting of shareholders pursuant to Rule 14a-8 of the Exchange Act, must be received by our Secretary at 2701 Kent Avenue, West Lafayette, Indiana 47906, no later than September 25, 2025. Such proposals need to comply with SEC regulations regarding the inclusion of shareholder proposals in our sponsored proxy materials.

The Company’s Bylaws establish an advance notice procedure relating to director nominations and shareholder proposals that are not submitted for inclusion in the proxy statement, but that the shareholder instead wishes to present directly at the annual meeting. To be properly brought before the 2026 annual meeting of shareholders, the shareholder must give timely written notice of the nomination or proposal to our Secretary at 2701 Kent Avenue, West Lafayette, Indiana 47906, along with the information required by our Bylaws. To be timely, a shareholder’s notice must be delivered to or mailed and received by our Secretary at the address listed above not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. For the 2026 annual meeting of shareholders, such notice must be delivered no earlier than November 13, 2025, and no later than December 13, 2025. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal.

In addition to satisfying the foregoing requirements, in order to comply with the universal proxy rules, a shareholder who intends to solicit proxies in support of director nominees for election at the 2026 annual meeting of shareholders, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than January 12, 2026.
OTHER BUSINESS

As of the date of this proxy statement, the Board of Directors of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If (a) any matters not within the knowledge of the Board of Directors as of the date of this proxy statement should properly come before the meeting; (b) a person not named herein is nominated at the meeting for election as a director because a nominee named herein is unable to serve or for any reason will not serve; (c) any proposals properly omitted from this proxy statement and the form of proxy should come before the meeting; or (d) any matters should arise incident to the conduct of the meeting, then the proxies will be voted in accordance with the recommendations of the Board of Directors of the Company.

By Order of the Board of Directors,

Andrea Castetter
General Counsel, Corporate Secretary and Chief Compliance Officer

APPENDIX A
INOTIV, INC.

2024 EQUITY INCENTIVE PLAN

(As Proposed to be Amended March 13, 2025)

SECTION 1. Purpose and Types of Awards
1.1 The purposes of the Inotiv, Inc. 2024 Equity Incentive Plan (the “Plan”) are to enable the Company to attract, retain and reward its employees, officers and directors, and to strengthen the mutuality of interests between such persons and the Company's shareholders by offering such persons an equity interest in the Company and thereby enabling them to participate in the long-term success and growth of the Company.
1.2 Awards under the Plan may be in the form of: (a) Stock Options; (b) Stock Appreciation Rights; (c) Restricted Stock; (d) Restricted Stock Units; and/or (e) Other Stock-Based Awards. Awards may be free-standing or granted in tandem. If two awards are granted in tandem, the award holder may exercise (or otherwise receive the benefit of) one award only to the extent he or she relinquishes the tandem award.
SECTION 2. Definitions and Rules of Construction
2.1 When capitalized in this Plan, the following terms shall have the meanings specified below (or as elsewhere defined), unless the context otherwise requires:
"Beneficial Owner'' shall have the meaning set forth in Rule 13d-3 under the Exchange Act.
"Board'' shall mean the Board of Directors of the Company.
"Cause" shall have the meaning set forth in an employment or consulting agreement between a Participant and the applicable Employer, or, if no such agreement exists, or if such agreement does not define "Cause," "Cause" shall mean (i) the refusal or neglect of the Participant to perform substantially his or her Services, (ii) the Participant's personal dishonesty, incompetence, willful misconduct or breach of fiduciary duty, (iii) the Participant's indictment for, conviction of or entering a plea of guilty or nolo contendere to a crime constituting a felony or his or her willful violation of any applicable law (other than a traffic violation or other offense or violation outside of the course of the provision of Services which in no way adversely affects the Company and its Subsidiaries or their reputation or the ability of the Participant to perform Services or to represent the Company or any Subsidiary of the Company in the performance of such Services), (iv) the Participant's failure to reasonably cooperate, following a request to do so by the Company, in any internal or governmental investigation of the Company or any of its Subsidiaries, or (v) the Participant's material breach of any written covenant or agreement with the Company or any of its Subsidiaries.
"Change in Control'' shall mean the occurrence of any one of the following events:
(a) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing a majority of the combined voting power of the Company's then outstanding securities (assuming conversion of all outstanding non-voting securities into voting securities and the exercise of all outstanding options or other convertible securities) (other than (i) any acquisition of securities of the Company by a Person from the Company for the purpose of providing financing to the Company; (ii) any formation of a group consisting solely of beneficial owners of the Company's Voting Securities as of the effective date of this Plan; or (iii) any repurchase or other acquisition by the Company of its Voting Securities that causes any Exchange Act Person to become the beneficial owner of a majority of the combined voting power, except that if a Person or group referenced in (i), (ii) or (iii) acquires beneficial ownership of additional securities after initially becoming the beneficial owner of a majority of the combined voting power by one of the means described in those clauses, then a Change in Control will be deemed to have occurred);
(b) the consummation of a merger, consolidation or similar transaction involving the Company, unless, immediately following such transaction, all or substantially all of the individuals and entities who were the beneficial owners of the Company's Voting Securities immediately prior to such transaction beneficially own, directly or indirectly, a majority of the combined voting power of the then outstanding Voting Securities of the surviving or acquiring entity resulting from such transaction (including beneficial ownership through any parent of such entity) in substantially the same proportions as their ownership, immediately prior to such transaction, of the Company's Voting Securities.
(c) the consummation of a sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity a majority of the combined voting power of the outstanding Voting Securities of which is owned by all or substantially all of the shareholders of the Company immediately prior to such sale in substantially the same proportions as their ownership of the Company’s Voting Securities immediately prior to such sale; or
(d) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.
Notwithstanding any of the foregoing, to the extent that any award under the Plan constitutes a deferral of compensation subject to Section 409A, no “Change in Control” shall be deemed to have occurred upon an event described in this definition, unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Section 409A.
"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.
"Committee” shall mean the committee of the Board designated by the Board to administer the Plan, or if no committee is designated, and in any case with respect to awards to Non-Employee Directors, the entire Board. The Committee shall be comprised solely of not less than two (2) members, each of whom shall qualify as:
(a) A "Non-Employee Director" within the meaning of Rule l6b-3 (or any successor rule) under the Exchange Act, and
(b) If the Common Shares are readily tradable on a national securities exchange or other market system, an "independent director" as such term is defined or used by the rules of the exchange or system on which the Company's Common Shares are listed.
"Common Shares" shall mean the common shares of the Company.
"Company" shall mean lnotiv, Inc. and its successors.
"Cutback Amount'' shall have the meaning set forth in Section 16.11(a).
"Disability" shall mean that a Participant meets one of the following requirements: (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the Participant is, by reason of medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company. Notwithstanding any of the foregoing, however, only to the extent required to avoid adverse tax consequences under Code Section 409A, a Participant will not be considered to meet the foregoing definition of “Disability” unless the Participant is also considered disabled pursuant to Code Section 409A.
“Effective Date” shall mean the date on which the Company’s shareholders approve the Plan. This Plan will become effective on the Effective Date, which shall be considered the date of its adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i).
"Employee” shall mean an employee of the Company or of any Subsidiary of the Company as described in Treasury Regulation §1.421-1(h).
"Employer" shall mean the Company or applicable Subsidiary for which the Participant performs Services.
"Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Excise Tax” shall have the meaning set forth in Section 16.11(a).

“Fair Market Value” means, as applied to a specific date, the average of the high and the low sales prices of the Common Shares on the trading day immediately before such date, as reported by the principal exchange or market over which the Common Shares are then listed or regularly traded. If the Common Shares are not readily tradable on a national securities exchange or other market system, the Fair Market Value means the value as established by the Committee acting in good faith based on a reasonable valuation method that is consistent with the requirements of Code Section 409A and the regulations thereunder.
“Full Value Award” shall mean any award under the Plan other than a Stock Option or Stock Appreciation Right.
“Incentive Option” shall mean a Stock Option granted under the Plan that both is designated as an Incentive Option and qualifies as an incentive stock option within the meaning of Section 422 of the Code.
"Non-Employee Director" shall mean an individual who is a member of the Board and who is not an Employee.
"Non-Qualified Option" shall mean a Stock Option granted under the Plan that either is designated as a Non-Qualified Option or does not qualify as an incentive stock option within the meaning of Section 422 of the Code.
"Optionee” shall mean any person who has been granted a Stock Option under the Plan or who is otherwise entitled to exercise a Stock Option.
“Other Stock-Based Award” means an Award described in Section 10 of this Plan.
“Participant” shall mean any Service Provider selected by the Committee to be granted an award under the Plan.
“Payment” shall have the meaning set forth in Section 16.11(a).
“Plan” shall have the meaning set forth in Section 1.1.
“Prior Plan” shall mean the Amended and Restated Inotiv, Inc. 2018 Equity Incentive Plan (as amended through January 25, 2022).
“Restricted Stock” shall mean an award described in Section 8.
“Restricted Stock Units” or “RSUs” shall mean an award described in Section 9.
“Retirement” shall mean a Participant's voluntary Separation from Service without Cause on or after the attainment of age sixty (60) and with the consent of the Committee.
“Rule 16b-3” shall mean Rule 16b-3 under the Exchange Act and any future rule or regulation amending, supplementing, or superseding such rule.
“Section 409A” shall mean Section 409A of the Code and all regulatory and interpretative guidance issued thereunder, as amended from time to time, and any successor provisions or regulations.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Separation from Service” or “Separates from Service” shall mean a Participant's Retirement, or other termination of Service with the Employer; provided, however, that to the extent an award is subject to Section 409A of the Code, an event shall not constitute a Separation from Service unless it also constitutes a "separation from service" within the meaning of Section 409A.
“Service Provider” shall mean an Employee, a Non-Employee Director, or any natural person who is a consultant or advisor, or is employed by a consultant or advisor retained by the Company or any Subsidiary, and who provides Services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company or any Subsidiary.
“Services” shall mean the provision of personal services to an Employer, including, without limitation, in the capacity of a consultant, an Employee or a Non-Employee Director.

“Stock Appreciation Right” shall mean an award described in Section 7.
“Stock Option” shall mean a right to purchase Common Shares granted pursuant to the Plan, including Incentive Options and Non-Qualified Options.
“Subsidiary” shall mean any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, more than 50% of the ownership interests; provided, however, that for purposes of granting Incentive Options, the term "Subsidiary" shall mean any company (other than the Company) that is a "subsidiary corporation" within the meaning of Section 424 of the Code.
“Substitute Award” shall mean an award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines. The terms and conditions of a Substitute Award may vary from the terms and conditions set forth in the Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which it has been granted.
“Voting Securities” of an entity shall mean the outstanding equity securities (or comparable equity interests) entitled to vote generally in the election of directors of such entity.
2.2 The following rules shall govern in interpreting the Plan:
(a) Any reference herein to a provision of law, regulation or rule shall be deemed to include a reference to the successor of such law, regulation or rule.
(b) To the extent consistent with the context, any masculine term shall include the feminine, and vice versa, and the singular shall include the plural, and vice versa.
(c) If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity of that provision shall not affect the remaining parts of the Plan, and the Plan shall be interpreted and enforced as if the illegal or invalid provision had never been included herein.
SECTION 3. Administration
3.1 The Plan shall be administered by the Committee. Notwithstanding anything to the contrary contained herein, only the Board shall have authority to grant awards to Non-Employee Directors and to amend and interpret such awards.
3.2 The Committee shall have the authority and discretion with respect to awards under the Plan to take the following actions, if consistent with Section 16.8 of the Plan and subject to the conditions of Section 3.3 of the Plan:
(a) to grant and amend (provided, however, that no amendment shall impair the rights of the award holder without his or her written consent) awards to Service Providers under the Plan;
(b) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable;
(c) to interpret the terms and provisions of the Plan and any award granted under the Plan;
(d) to make all factual and other determinations necessary or advisable for the administration of the Plan;
(e) to select the persons to whom awards will be granted from among Service Providers;
(f) to determine the number of Common Shares to be covered by each award granted hereunder, subject to the limitations contained herein;
(g) to determine the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based on continued Service, performance objectives and such other factors as the Committee may establish, and to determine whether the terms and conditions of the award have been satisfied;

(h) to determine the treatment of awards upon a Participant's Retirement, Disability, death, or during a leave of absence;
(i) to determine, in establishing the terms of the award agreement, the treatment of any dividends declared with respect to any Common Shares covered by an award, consistent with the provisions of the Plan;
(j) to amend the terms of any award, prospectively or retroactively, provided, however, that no amendment shall impair the rights of the award holder without his or her written consent;
(k) to adopt one or more sub-plans, consistent with the Plan, containing such provisions as may be necessary or desirable to enable awards under the Plan to comply with the laws of other jurisdictions and/or qualify for preferred tax treatment under such laws;
(l) to waive any restrictions, conditions or limitations imposed on an award at the time the award is granted or at any time thereafter; and
(m) to delegate such ministerial duties as it may deem advisable to one or more of its members or to one or more Employees or agents.
3.3 Without the prior approval of the Company’s shareholders and except as provided for in Section 4.4, no Stock Option or Stock Appreciation Right may be (i) amended to reduce the exercise price thereof; (ii) cancelled in conjunction with the grant of any new Stock Option or Stock Appreciation Right with a lower exercise price; (iii) cancelled in exchange for cash, other property or the grant of any new award, including a Full Value Award, at a time when the exercise price of the Stock Option or the Stock Appreciation Right is greater than the current Fair Market Value of a Common Share; or (iv) otherwise subject to any action that would be treated under accounting rules as a “repricing” of such Stock Option or Stock Appreciation Right.
3.4 All determinations and interpretations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and award holders. Determinations by the Committee under the Plan relating to the form, amount and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether such persons are similarly situated.
3.5 Each award granted under the Plan shall be evidenced by an award agreement; provided, however, that in the event of any conflict between a provision of the Plan and any provision of an award agreement, the provision of the Plan shall prevail.
3.6 To the extent permitted by applicable law, the Committee may delegate to a committee of one or more members of the Board, or to one or more executive officers of the Company, the authority, subject to the terms, limitations and conditions as the Committee shall determine in accordance with applicable law, to grant awards to eligible recipients under the Plan and related authority and responsibilities under the Plan; provided that the Committee shall not delegate such responsibilities for awards to be granted to an individual who is subject to Section 16 of the Exchange Act.
3.7 No member of the Board or the Committee, nor any officer or Employee of the Company or its Subsidiaries acting on behalf of the Board or the Committee or at its direction, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan or any award hereunder. The Company shall indemnify all members of the Board and the Committee and all such officers and Employees, to the extent permitted by law, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities and obligations under the Plan.
SECTION 4. Shares Subject to Plan
4.1 Subject to adjustment as provided in Section 4.4, the total number of Common Shares which may be issued under the Plan shall be equal to the sum of (i) 1,500,000, ~~and~~ (ii) the number of Common Shares remaining available for future grant under the Prior Plan on the Effective Date, and (iii) 2,250,000. No further awards may be made under the Prior Plan after the Effective Date of this Plan. Common Shares awarded under the Plan may consist of authorized but unissued Common Shares or Common Shares that have been issued and reacquired by the Company. Subject to adjustment as provided in Section 4.4, after the Effective Date of the Plan, the total number of Common Shares which may be issued as Incentive Options shall be the same number as provided in the first sentence of this Section 4.1. Solely for the purpose of determining the number of Common Shares available for awards under this Section 4.1, the number of Common Shares available for issuance under the Plan shall be reduced by one (1.00) Common Share for every one (1.00) Common Share granted in respect of an award, provided however that in the case of an award that provides for a range of potential Common Share payouts, the number of Common Shares available for issuance under the Plan shall be reduced by the maximum number of Common Shares that may be issued under such an award.
4.2 For the purposes hereof, the following Common Shares covered by previously granted awards under the Plan or the Prior Plan shall again become available for awards under this Plan, and the share reserve under Section 4.1 shall be correspondingly replenished:
(a) Any Common Shares subject to an award granted under the Plan or the Prior Plan that on or after the Effective Date terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the Common Shares (or with the forfeiture of Common Shares in connection with a Restricted Stock Award), is settled in cash in lieu of Common Shares, or is exchanged with the Committee’s permission, prior to the issuance of Common Shares, for an award not involving Common Shares, shall become available again for grant under the Plan.
(b) Any Common Shares that are withheld by the Company or tendered by a Participant (by either actual delivery or attestation) on or after the Effective Date (i) to pay the exercise price of a Stock Option granted under the Plan or the Prior Plan or (ii) to satisfy tax withholding obligations associated with an award granted under the Plan or the Prior Plan, shall become available again for grant under the Plan.
(c) Any Common Shares that were subject to a stock-settled Stock Appreciation Right granted under the Plan or the Prior Plan that were not issued upon the exercise of such Stock Appreciation Right on or after the Effective Date shall become available again for grant under the Plan.
(d) Any Common Shares that were purchased by the Company on the open market on or after the Effective Date with the proceeds from the exercise of a Stock Option granted under the Plan or the Prior Plan shall become available for grant under the Plan.
(e) Common Shares subject to Substitute Awards shall not be counted against the share reserve specified in Section 4.1.
4.3 The maximum aggregate value of awards granted under the Plan to any Non-Employee Director during any calendar year shall not exceed $500,000. The value of an equity-based award shall be based on the award’s grant date fair value as determined under applicable accounting standards.
4.4 In the event of any equity restructuring (within the meaning of FASB ASC Topic 718) that causes the per share value of Common Shares to change, such as a stock dividend, stock split, reverse stock split, split up, spin-off, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the number and kind of Common Shares or other securities that may be issued under the Plan, (ii) the number and kind of Common Shares or other securities subject to outstanding awards, (iii) the exercise price applicable to outstanding awards, and (iv) other value determinations applicable to outstanding awards. In the event of any other change in corporate capitalization (including, but not limited to, a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation of the Company to the extent such events do not constitute equity restructurings or business combinations within the meaning of FASB ASC Topic 718, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Committee, the number of Common Shares subject to an Award shall always be a whole number.
4.5 In addition to the adjustments under Section 4.4, the Committee, in its sole discretion, may make such other adjustments or modifications in the terms of any Awards that it deems appropriate to reflect any of the events described in Section 4.4, including, but not limited to, (i) modifications of performance goals and changes in the length of performance periods, (ii) except as limited by Section 3.3, the substitution of other property of equivalent value (including, without limitation, cash, other securities and securities of entities other than the Company that agree to such substitution) for the Common Shares available under the Plan or the Common Shares covered by outstanding awards, including arranging for the assumption, or replacement with new awards, of awards held by Participants, and (iii) except as limited by Section 3.3, in connection with any sale of a Subsidiary, arranging for the assumption, or replacement with new awards, of awards held by Participants employed by the affected Subsidiary by the Subsidiary or an entity that controls the Subsidiary following the sale of such Subsidiary.
4.6 The Board shall exercise its discretion under Sections 4.4 and 4.5 only to the extent consistent with Section 16.8 of the Plan and Code Sections 409A or 424, to the extent applicable. The Board's determination as to which adjustments shall be made under Sections 4.4 and 4.5 and the extent thereof shall be final, binding and conclusive.
4.7 If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the Plan and shall not reduce the Common Shares authorized for grant under the Plan. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.
4.8 No fractional Common Shares shall be issued or delivered under the Plan. The Committee shall determine whether the value of fractional Common Shares shall be paid in cash or other property, or whether such fractional Common Shares and any rights thereto shall be cancelled without payment.
SECTION 5. Eligibility and Limits on Transfers
5.1 Only Service Providers are eligible for awards under the Plan. Incentive Options may be granted only to Employees. Award recipients under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.
5.2 Except as provided in this Section 5.2, (i) during the lifetime of a Participant, only the Participant or the Participant’s guardian or legal representative may exercise a Stock Option or Stock Appreciation Right, or receive payment with respect to any other award; and (ii) no award may be sold, assigned, transferred, exchanged or encumbered, voluntarily or involuntarily, other than by will or the laws of descent and distribution. Any attempted transfer in violation of this Section 5.2 shall be of no effect. The Committee may, however, provide in an agreement or otherwise that an award (other than an Incentive Option) may be transferred pursuant to a domestic relations order or may be transferable by gift to any “family member” (as defined in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of 1933) of the Participant. Any award held by a permitted transferee shall continue to be subject to the same terms and conditions that were applicable to that award immediately before the transfer thereof. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an award upon the death or termination of Service of a Participant, the references to “Participant” shall mean the original grantee of an award and not any transferee.
SECTION 6. Stock Options
6.1 Stock Options awarded under the Plan may be either: (a) Incentive Options, or (b) Non-Qualified Options. To the extent that any Stock Option granted to an Employee does not qualify as an Incentive Option, it shall constitute a Non-Qualified Option. All Stock Options awarded to persons who are not Employees shall be Non-Qualified Options.
6.2 Subject to the following provisions, Stock Options awarded under the Plan shall be in such form and shall have such terms and conditions as the Committee may determine.
(a) Exercise Price. The exercise price per Common Share purchasable under a Stock Option shall be determined by the Committee and may not be less than the Fair Market Value of a Common Share as of the date of grant of the Stock Option, except in the case of Substitute Awards (to the extent consistent with Code Section 409A and, in the case of Incentive Options, Code Section 424), and subject to adjustment as provided for under Section 4.4.
(b) Option Term. The term of each Stock Option shall be fixed by the Committee and shall not exceed ten (10) years.

(c) Exercisability. Stock Options shall be exercisable and shall vest at such time or times and subject to such terms and conditions as shall be determined by the Committee and set forth in the applicable award agreement and the Plan.
(d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the period after it has become exercisable and before it has expired or terminated by giving the Company notice of exercise in the form approved by the Committee (which may be written or electronic) specifying the number of whole Common Shares underlying the Stock Option to be exercised, accompanied by payment of the aggregate exercise price for such Common Shares. Payment of the exercise price shall be made in such manner as the Committee may provide in the award agreement, which may include (i) cash (including cash equivalents), (ii) delivery of Common Shares (by actual delivery or attestation) already owned by the Optionee, (iii) by withholding Common Shares otherwise issuable to the Optionee upon exercise of the Stock Option, (iv) broker-assisted "cashless exercise" in which the Optionee delivers a notice of exercise together with irrevocable instructions to a broker acceptable to the Company to sell Common Shares (or a sufficient portion of such Common Shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the total exercise price and any withholding tax obligation resulting from such exercise, (v) subject to the approval of the Committee, any other manner permitted by law, or (vi) any combination of the foregoing.
(e) No Shareholder Rights. An Optionee shall have no rights to dividends or other rights of a shareholder with respect to Common Shares subject to a Stock Option, including voting rights, until the Optionee has duly exercised the Stock Option and a certificate for such Common Shares has been duly issued (or the Optionee has otherwise been duly recorded as the owner of the Common Shares on the books of the Company).
6.3 Notwithstanding the provisions of Section 6.2, Incentive Options shall be subject to the following additional restrictions:
(a) Option Term. No Incentive Option shall be exercisable more than ten years after the date such Incentive Option is awarded.
(b) Additional Limitations for 10% Shareholders. No Participant may receive an Incentive Option award under the Plan if, immediately after the grant of such award, the Participant would own (after application of the rules contained in Code Section 424(d)) Common Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an affiliate, unless (i) the per Common Share exercise price for such award is at least 110% of the Fair Market Value of a Common Share on the date of grant, and (ii) such award will expire no later than five years after its date of grant.
(c) Exercisability. The aggregate Fair Market Value (determined as of the time the Incentive Option is granted) of the Common Shares with respect to which Incentive Options (granted under the Plan and any other plans of the Company, its parent corporation or subsidiary corporations, as defined in Section 424 of the Code) are exercisable for the first time by an Optionee in any calendar year shall not exceed $100,000. Any Stock Options in excess of such $100,000 limitation shall be treated as Non-Qualified Options.
(d) Notice of Disqualifying Disposition. An Optionee's right to exercise an Incentive Option shall be subject to the Optionee's agreement to notify the Company of any "disqualifying disposition" (for purposes of Section 422 of the Code) of the Common Shares acquired upon such exercise.
(e) Last Grant Date. No Incentive Option shall be granted more than ten years after the earlier of the date of adoption or re-adoption of the Plan, as applicable, by the Board or approval of the Plan by the Company's shareholders.
(f) Amendments. The Committee may, with the consent of the Optionee, amend an Incentive Option in a manner that would cause loss of Incentive Option status, provided the Stock Option as so amended satisfies the requirements of Section 6.2.
SECTION 7. Stock Appreciation Rights
7.1 Grant of Stock Appreciation Rights. Stock Appreciation Rights may be awarded to Service Providers under the Plan.

7.2 Terms and Conditions. Subject to the following provisions, Stock Appreciation Rights awarded under the Plan shall be in such form and shall have such terms and conditions as the Committee may determine.
(a) Exercise Price. The exercise price for each grant of a Stock Appreciation Right shall be determined by the Committee and shall be specified in the applicable award agreement; provided, however, the exercise price must be at least equal to 100% of the Fair Market Value of a Common Share as of the date of grant, except in the case of Substitute Awards (to the extent consistent with Code Section 409A), and subject to adjustment as provided for under Section 4.4.
(b) Term of Stock Appreciation Right. The term of each Stock Appreciation Right shall be fixed by the Committee and shall not exceed ten (10) years.
(c) Exercisability. Stock Appreciation Rights shall be exercisable and shall vest at such time or times and subject to such terms and conditions as shall be determined by the Committee and set forth in the applicable award agreement.
(d) Notice of Exercise. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Common Shares with respect to which the Stock Appreciation Right is to be exercised.
(e) Settlement of Stock Appreciation Rights. Upon the exercise of a Stock Appreciation Right, pursuant to a notice of exercise properly completed and submitted to the Company in accordance with paragraph (d) above, the holder of the exercised Stock Appreciation Right shall be entitled to receive payment from the Company at such time or times as shall be provided in the award agreement in an amount equal to the product of (i) the excess of the Fair Market Value of a Common Share on the date of exercise over the Stock Appreciation Right’s exercise price and (ii) the number of Common Shares with respect to which the Stock Appreciation Right is exercised. Payment shall be made in cash, Common Shares or a combination thereof as provided for under the applicable award agreement.
(f) No Shareholder Rights. A holder of Stock Appreciation Rights shall have no rights to dividends or other rights of a shareholder with respect to Common Shares subject to the Stock Appreciation Right, including voting rights, until the holder has duly exercised the Stock Appreciation Right and a certificate for Common Shares issued upon such exercise has been duly issued (or the holder has otherwise been duly recorded as the owner of the Common Shares on the books of the Company).
SECTION 8. Restricted Stock
8.1 Subject to the following provisions, all awards of Restricted Stock shall be in such form and shall have such terms and conditions as the Committee may determine:
(a) The Restricted Stock award shall specify the number of Common Shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The Committee may condition the grant and/or the vesting of Restricted Stock upon the completion of a specified period of service with the Company and/or its Subsidiaries, upon the attainment of specified performance objectives, or upon such other criteria as the Committee may determine.
(b) Stock certificates or book entry Common Shares representing the Restricted Stock awarded under the Plan shall be registered in the award holder's name, but the Committee may direct that any such certificates, if applicable, be held by the Company on behalf of the award holder. At the time Restricted Stock vests, such vested Common Shares shall be delivered (via stock certificate or book entry) to the award holder (or his or her designated beneficiary in the event of death), free of such restriction.
(c) The Committee may provide that the award holder shall have the right to vote and/or receive dividends on Restricted Stock. The terms of any right to dividends shall be as set forth in the applicable award agreement, including the time and form of payment and whether such dividends shall be credited with interest or deemed to be reinvested in additional Common Shares of Restricted Stock. If the Committee grants the right of a holder of Restricted Stock to receive dividends declared on Common Shares subject to an unvested award of Restricted Stock, then such dividends shall be subject to the same restrictions, risk of forfeiture, and performance conditions and/or service conditions, as applicable, as the underlying award.

(d) No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the applicable award agreement or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an award of Restricted Stock, the Participant shall notify and provide a copy to the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.
SECTION 9. Restricted Stock Units (RSUs)
9.1 Subject to the following provisions, all awards of Restricted Stock Units shall be in such form and shall have such terms and conditions as the Committee may determine:
(a) The Restricted Stock Unit award shall specify the number of Common Shares to be awarded and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock Units will vest. The Committee may condition the grant or vesting of RSUs, or receipt of Common Shares or cash in connection with vesting, upon the completion of a specified period of service with the Company and/or its Subsidiaries, upon the attainment of specified performance objectives, and/or upon such other criteria as the Committee may determine.
(b) Following the vesting of a Restricted Stock Unit award, and the Company’s determination that any necessary conditions precedent to the settlement of the award (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, settlement of the award and payment to the Participant shall be made at such time or times as shall be provided in the award agreement in the form of cash, Common Shares (which may themselves be considered Restricted Stock under the Plan) or a combination of cash and Common Shares as determined by the Committee.
(c) A holder of RSUs shall have no rights to dividends or other rights of a shareholder with respect to Common Shares subject to the RSUs, including voting rights, unless and until the RSUs are vested, paid in Common Shares and a certificate for such Common Shares has been duly issued (or the holder has otherwise been duly recorded as the owner of the Common Shares on the books of the Company).
(d) The Committee may grant dividend equivalents on each RSU granted to a Participant based on the dividends declared and paid on outstanding Common Shares. The terms of any dividend equivalents shall be as set forth in the applicable award agreement, including the time and form of payment and whether such dividend equivalents shall be credited with interest or deemed to be reinvested in additional RSUs. Dividend equivalents shall be subject to the same restrictions, risk of forfeiture, and performance conditions and/or service conditions, as applicable, as the underlying award.
SECTION 10. Other Stock-Based Awards
10.1 The Committee may from time to time grant an award that is valued by reference to and/or payable in whole or in part in Common Shares under the Plan. The Committee shall determine the terms and conditions of such Other Stock-Based Awards, which shall be consistent with the terms and purposes of the Plan. The Committee may direct the Company to issue shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the award to which the shares relate.
SECTION 11. Separation from Service
11.1 Unless otherwise specifically provided by the Committee in the award agreement or any amendment thereto, and subject to Section 15 of the Plan, if a Participant has a Separation from Service, the following provisions shall apply (in all cases subject to the scheduled expiration of a Stock Option or Stock Appreciation Right, as applicable):
(a) All unvested portions of awards held by the Participant on the date of the Participant's Separation from Service for any reason other than death or Disability shall immediately be forfeited by such Participant as of such date. All unvested portions of awards held by the Participant on the date of the Participant's death or Separation from Service due to the Participant's Disability shall vest immediately as of such date.

(b) All vested portions of awards (other than vested portions of Stock Options and Stock Appreciation Rights) held by the Participant on the date of the Participant's death or Separation from Service (for reasons other than Cause), as the case may be (including portions that vest as provided in this Section 11), shall be paid in accordance with the payout schedule applicable to vested awards.
(c) All vested portions of Stock Options and Stock Appreciation Rights held by the Participant on the date of the Participant's Separation from Service, for reasons other than Cause (including portions that vest as provided in this Section 11), shall remain exercisable for three months following the date of such Separation from Service, as the case may be (but in any case not beyond the expiration of the term of the Stock Option or Stock Appreciation Right), except as otherwise provided in accordance with the following provisions:
(i) If the Participant's Separation from Service (for reasons other than Cause) occurs by reason of Retirement, the Participant may exercise all outstanding Stock Options and Stock Appreciation Rights with respect to Common Shares for which it could have been exercised on the effective date of such Separation from Service within the period of twelve (12) months immediately succeeding the effective date of such Separation from Service (but not beyond the expiration of the term of the Stock Option or Stock Appreciation Right);
(ii) If the Participant's Separation from Service (for reasons other than Cause) occurs by reason of Disability, the Participant may exercise all outstanding Stock Options and Stock Appreciation Rights with respect to Common Shares for which it could have been exercised on the effective date of such Separation from Service (including portions of Stock Options and Stock Appreciation Rights that vest as provided in this Section 11) within the period of twelve (12) months immediately succeeding the effective date of such Separation from Service (but not beyond the expiration of the term of the Stock Option and Stock Appreciation Right); and
(iii) In the event the Participant's Separation from Service is due to death, the Participant's beneficiary or estate, if no beneficiary, may exercise outstanding Stock Options and Stock Appreciation Rights to the extent that the Participant was entitled to exercise the Stock Options or Stock Appreciation Rights at the date of his or her death (including portions of the Stock Options and Stock Appreciation Rights that vest as provided in this Section 11), but only until the date which is twelve (12) months from the date of the Participant's death (but not beyond the expiration of the term of the Stock Option or Stock Appreciation Right).
(d) If a Participant incurs a Separation from Service for Cause, all awards held by a Participant on the date of such Separation from Service for Cause, whether vested or unvested, shall immediately be forfeited by such Participant as of such date.
SECTION 12. Election to Defer
12.1    To the extent permitted by Section 409A of the Code, the Committee may permit an award recipient to elect to defer payment of an award other than a Stock Option and Stock Appreciation Right for a specified period or until a specified event, upon such terms as are determined by the Committee, provided that such election is made and delivered to the Company in compliance with Section 409A of the Code, when applicable.
SECTION 13. Non-Employee Director Awards
13.1    Subject to the limitations in Section 4.3, the Board shall have the discretion to determine the number and types of awards to be granted to Non-Employee Directors and the terms of such awards, including but not limited to exercisability, vesting, and the effect of such Non-Employee Director's Separation from Service.
SECTION 14. Tax Withholding
14.1    Each award holder who is an Employee shall, no later than the date as of which an amount with respect to an award first becomes includible in such person's gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements. The Company (and, where applicable, its Subsidiaries) shall, to the extent permitted by law, have the right to withhold from any compensation owed to a Participant an amount sufficient to cover any required withholding taxes related to the grant, vesting, exercise or settlement of an award under the Plan.

14.2    To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an Employee may elect to have up to the maximum amount of any required tax withholdings with respect to any awards hereunder, satisfied by (a) having the Company withhold Common Shares otherwise deliverable to such person with respect to the award; (b) delivering to the Company unrestricted Common Shares already owned by the Employee; (c) a broker-assisted "sale-to-cover"; (d) any other manner permitted by law; or (e) any combination of the foregoing. Alternatively, the Committee may require that a portion of the Common Shares otherwise deliverable be applied to satisfy the withholding tax obligations with respect to the award.
SECTION 15. Change in Control
15.1    Except as may otherwise be provided in a then-effective written agreement (including an award agreement) between a Participant and the Company, in the event of a Change in Control, (1) if another award meeting the requirements of Section 15.3 (“Replacement Award”) is provided to the Participant to replace a then-outstanding award under the Plan (“Replaced Award”), such Replacement Award shall be subject to Section 15.3; and (2) if a Replacement Award is not provided to the Participant to replace a then-outstanding award under the Plan, then the then-outstanding award shall be subject to Section 15.2.
15.2    Treatment of Outstanding Awards that are Not Replacement Awards
(a) Outstanding Awards Subject Solely to a Service Condition
(i) In the event of a Change in Control, a Participant’s then-outstanding awards, other than Stock Options and Stock Appreciation Rights, that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Subsidiary shall become fully vested and shall be settled in cash, Common Shares or a combination thereof, as determined by the Committee, immediately prior to the effective time of such Change in Control (except to the extent that settlement of the award must be made pursuant to its original schedule to comply with Code Section 409A).
(ii) In the event of a Change in Control, a Participant’s then-outstanding Stock Options and Stock Appreciation Rights that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Subsidiary shall become fully vested and exercisable for such period of time prior to the effective time of the Change in Control as is deemed fair and equitable by the Committee. Notwithstanding the immediately preceding the sentence, the Committee may elect to cancel such outstanding Stock Options or Stock Appreciation Rights and pay the Participant an amount of cash (less normal withholding taxes) equal to the excess of (i) the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Common Share as a result of the Change in Control (or if the Company shareholders do not receive any consideration as a result of the Change in Control, the Fair Market Value of a Common Share on the day immediately prior to the Change in Control) over (ii) the exercise price of such Stock Options or such Stock Appreciation Rights, multiplied by the number of Common Shares subject to each such award in accordance with Code Section 409A to the extent applicable. No payment shall be made to a Participant for any Stock Option or Stock Appreciation Right if the exercise price for such Stock Option or Stock Appreciation Right exceeds the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Common Share as a result of the Change in Control.
(b) Outstanding Awards Subject to a Performance Condition
(i) In the event of a Change in Control, a Participant’s then-outstanding awards, other than Stock Options and Stock Appreciation Rights, that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied as if target performance was achieved, and shall be settled in cash, Common Shares or a combination thereof, as determined by the Committee, immediately prior to the effective time of such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A), notwithstanding that the applicable performance period, retention period or other restrictions and conditions have not been completed or satisfied.
(ii) In the event of a Change in Control, a Participant’s then-outstanding Stock Options and Stock Appreciation Rights that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall become fully vested and exercisable at the target level of performance for such period of time prior to the effective time of the Change in Control as is deemed fair and equitable by the Committee. Notwithstanding the immediately preceding the sentence, the Committee may elect to cancel such outstanding Stock Options or Stock Appreciation Rights (determined at the target level of performance) and pay the Participant an amount of cash (less normal withholding taxes) equal to the excess of (i) the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Common Share as a result of the Change in Control (or if the Company shareholders do not receive any consideration as a result of the Change in Control, the Fair Market Value of a Common Share on the day immediately prior to the Change in Control) over (ii) the exercise price of such Stock Options or such Stock Appreciation Rights, multiplied by the number of Common Shares subject to each such award in accordance with Code Section 409A to the extent applicable. No payment shall be made to a Participant for any Stock Option or Stock Appreciation Right if the exercise price for such Stock Option or Stock Appreciation Right exceeds the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Common Share as a result of the Change in Control.
15.3    Treatment of Replacement Awards
(a)    An award shall meet the conditions of this Section 15.3 (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award (or, if it is of a different type from the Replaced Award (such as a deferred cash equivalent award), the Committee, as constituted immediately prior to the Change in Control, finds such type acceptable); (ii) it has a value at least equal to the value of the Replaced Award; (iii) it relates to publicly traded equity securities listed on a U.S. national securities exchange of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, except in the case of a Replacement Award granted in the form of a deferred cash equivalent award; (iv) its terms and conditions comply with Section 15.3(b); and (v) its other terms and conditions are not less favorable to the holder of the Replacement Award than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 15.3(a) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion. Without limiting the generality of the foregoing, the Committee may determine the value of awards and Replacement Awards that are Stock Options or Stock Appreciation Rights by reference to either their intrinsic value or their fair value.
(b)    If a Participant’s Service is involuntarily terminated without Cause, or, if so provided in an award agreement, a Participant voluntarily terminates his or her Service for good reason (as defined in the award agreement), in each case within 24 months following the Change in Control, all Replacement Awards held by the Participant shall become fully vested and free of restrictions and, in the case of Replacement Awards in the form of (i) Stock Options or Stock Appreciation Rights shall immediately become exercisable in full (if performance-based, at the target level of performance) and shall remain exercisable for one year following the Participant’s Separation from Service, or (ii) Full Value Awards (A) if performance-based, such awards shall be deemed to be satisfied at target performance and shall immediately vest in full at that level, and (B) if service-based, such awards shall immediately vest in full. Notwithstanding the foregoing, with respect to any Replacement Award that is considered deferred compensation subject to Code Section 409A, settlement of such Replacement Award shall be made pursuant to its original schedule if necessary to comply with Code Section 409A.
SECTION 16. General Provisions
16.1    Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the Common Shares subject or related thereto upon any securities exchange or market or under any state or federal law is necessary or desirable, or (b) the consent or approval of any government regulatory body is necessary or desirable, or (c) an agreement by the recipient of an award with respect to the disposition of Common Shares is necessary or desirable in order to satisfy any legal requirements, or (d) the issuance, sale or delivery of any Common Shares is or may in the circumstances be unlawful under the laws or regulations of any applicable jurisdiction, the right to exercise such Stock Option shall be suspended, such award shall not be granted and such Common Shares will not be issued, sold or delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee, and the Committee determines that the issuance, sale or delivery of the Common Shares is lawful. The application of this Section shall not extend the term of any Stock Option or Stock Appreciation Right. The Company shall have no obligation to affect any registration or qualification of the Common Shares under federal or state laws or to compensate the award holder for any loss caused by the implementation of this Section 16.1.

16.2     The Committee may provide, at the time of grant or by amendment with the award holder's consent, that an award and/or Common Shares acquired under the Plan shall be forfeited, including after exercise or vesting, if within a specified period of time the award holder engages in any of the following disqualifying conduct: (a) the award holder's performance of service for a competitor of the Company and/or its Subsidiaries, including service as an employee, director or consultant, or the establishing by the award holder of a business which competes with the Company and/or its Subsidiaries; (b) the award holder's solicitation of employees or customers of the Company and/or its Subsidiaries; (c) the award holder's improper use or disclosure of confidential information of the Company and/or its Subsidiaries; or (d) material misconduct by the award holder in the performance of such award holder's duties for the Company and/or its Subsidiaries, as determined by the Committee.
16.3     Nothing set forth in this Plan shall prevent the Board or the Committee from adopting other or additional compensation arrangements.
16.4    Nothing in the Plan nor in any award hereunder shall confer upon any award holder any right to continuation of his or her employment by or other Service relationship with the Company or its Subsidiaries or interfere in any way with the rights of any such company to terminate such employment or other relationship.
16.5     Neither the Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or Subsidiary and an award recipient, and no award recipient will, by participation in the Plan, acquire any right in any specific Company property, including any property the Company may set aside in connection with the Plan. To the extent that any award recipient acquires a right to receive payments from the Company or any Subsidiary pursuant to an award, such right shall not be greater than the right of an unsecured general creditor of the Company or its Subsidiaries.
16.7     Except to the extent preempted by United States federal law or as otherwise expressly provided herein, the Plan and all awards under the Plan shall be interpreted in accordance with and governed by the internal laws of the State of Indiana without giving effect to any choice or conflict of law provisions, principles or rules.
16.8    It is intended that all awards under the Plan will be exempt from, or comply with, Code Section 409A, and awards shall be structured and the Plan administered and interpreted in accordance with this intent. Notwithstanding anything to the contrary in the Plan or any award agreement, with respect to any award that constitutes a deferral of compensation subject to Code Section 409A:
(a)     Each amount to be paid or benefit to be provided under an award shall be construed as a separate and distinct payment for purposes of Section 409A;
(b)    If any amount shall be payable with respect to any such award as a result of a Participant’s Separation from Service at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s Separation from Service or (ii) the Participant’s death. Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified in accordance with the default provisions specified under Code Section 409A; and
(c)    If payment under an award is to be made within a designated period which does not begin and end within one calendar year, the Participant does not have a right to designate the taxable year of the payment.
None of the Company, the Board, the Committee nor any other person involved with the administration of this Plan shall (i) in any way be responsible for ensuring the exemption of any award from, or compliance by any award with, the requirements of Code Section 409A, (ii) have any obligation to design or administer the Plan or awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Code Section 409A, and (iii) shall have any liability to any Participant for any such tax liabilities.
16.9    Notwithstanding any provision of the Plan to the contrary, to comply with the laws of jurisdictions outside of the United States in which the Company or any Subsidiaries operate or have Employees or Non-Employee Directors, the Committee, in its sole discretion, shall have the power and authority to (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Employees or Non-Employee Directors outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any award granted to Employees or Non-Employee Directors outside the United States to comply with applicable foreign laws; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; and (v) take any action, before or after an award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approval.
16.10    Successors. All obligations of the Company under the Plan with respect to awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
16.11    Mitigation of Excise Taxes.
(a) Except as otherwise provided in any award agreement or in any applicable change in control agreement between the Company and an award recipient under the Plan, if any payment or benefit resulting from an award under the Plan or otherwise, including accelerated vesting of any equity compensation (all such payments and/or benefits hereinafter, “Payment”), would (a) constitute a "parachute payment" within the meaning of Section 280G of the Code, and (b) but for this Section, be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law and any interest or penalties with respect to such taxes (collectively, the "Excise Tax''), then such Payment shall be either (i) provided to the recipient in full, or (ii) provided to the recipient to such lesser extent which would result in no portion of such Payment being subject to the excise tax, further reduced by $1.00 (including such further reduction, the "Cutback Amount"), whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income, and employment taxes, such excise tax and other applicable taxes (all computed at the highest applicable marginal rates), results in the receipt by the recipient, on an after-tax basis, of the greatest amount of the Payment, notwithstanding that all or a portion of such Payment may be subject to the excise tax. If a reduction in payments or benefits constituting "parachute payments" is necessary so that the Payment equals the Cutback Amount, reduction shall occur in the following order: (A) cash payments of accelerated awards under the Plan shall be reduced first and in reverse chronological order such that the cash payment owed on the latest date following the occurrence of the event triggering such excise tax will be the first cash payment to be reduced; (B) accelerated vesting of performance-based equity awards shall be cancelled or reduced next and in the reverse order of the date of grant for such awards (i.e., the vesting of the most recently granted awards will be reduced first), with Full Value Awards reduced before any performance-based Stock Option or Stock Appreciation Rights are reduced; and (C) accelerated vesting of time-based equity awards shall be cancelled or reduced last and in the reverse order of the date of grant for such awards (i.e., the vesting of the most recently granted awards will be reduced first), with Full Value Awards reduced before any time-based Stock Options or Stock Appreciation Rights are reduced.
(b)    The Company shall appoint an independent public accounting firm to make the determinations required hereunder and perform the foregoing calculations. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and the award recipient within fifteen (15) calendar days after the date on which right to a Payment is triggered (if requested at that time by the Company or recipient). Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and the recipient.
SECTION 17. Compensation Recovery Policy
17.1    Awards under the Plan and any compensation associated therewith are subject to forfeiture, recovery by the Company, or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, as amended from time to time, which includes but is not limited to any compensation recovery policy adopted by the Board or the Committee including in response to the requirements of Section 10D of the Exchange Act, the SEC’s final rules thereunder, and any applicable listing rules or other rules and regulations implementing the foregoing or as otherwise required by law. Any award agreement will be automatically amended to comply with any such compensation recovery policy.
SECTION 18. Amendments and Termination
18.l    The Plan shall remain in effect until all Common Shares subject to it are distributed, all awards hereunder have expired or terminated, the Plan is terminated pursuant to Section 18.2, or the tenth anniversary of the Effective Date of the Plan, whichever occurs first (the “Termination Date”). Any Awards that are outstanding on the Termination Date shall remain in force according to the terms of the Plan and the applicable award agreement.

18.2    The Board may at any time terminate, suspend or amend the Plan. The Company shall submit any amendment of the Plan to its shareholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Common Shares may then be listed. No termination, suspension, or amendment of the Plan may materially impair the rights of any Participant under a previously granted award without the Participant’s consent, unless such action is necessary to comply with applicable law or stock exchange rules.
18.3    The Committee may amend the terms of any award prospectively or retroactively; provided, however, that no amendment shall materially impair the rights of the award holder with respect to an award as a whole without his or her written consent, subject to Sections 17.1 and 18.4.
18.4    Notwithstanding any other provision of the Plan to the contrary, the Board may amend the Plan and the Board or the Committee may amend an award agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an award agreement to (i) any law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder, or (ii) any applicable exchange requirements. By accepting an award under the Plan, a Participant agrees to any amendment made pursuant to this Section 18.4 without further consideration or action.
18.5    The Committee may make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to any adjustments made pursuant to this Section 18.5 shall be conclusive and binding on Participants under the Plan. By accepting an Award under the Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 18.5 without further consideration or action.

inotiv
analyze. answer. advance.

VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by March 13, 2025 at 01:00 A.M. Eastern Time

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Go to **www.envisionreports.com/NOTV** or scan the QR code – login details are located in the shaded bar below.

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Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board recommends a vote FOR all the nominees listed, FOR Proposals 2, 3, and 5, and for 3 YEARS on Proposal 4.

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1. Election of Directors:

	For	Withhold		For	Withhold
01 - R. Matthew Neff	☐	☐	02 - Robert W. Leasure, Jr.	☐	☐

	For	Against	Abstain
2. Ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2025	☐	☐	☐
3. Say on Pay - An advisory vote on the approval of the compensation of the Company's named executive officers	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
4. Say on Frequency - An advisory vote on the frequency of future advisory votes on the compensation of the Company's named executive officers	☐	☐	☐	☐

	For	Against	Abstain
5. Approve an amendment to the Inotiv, Inc. 2024 Equity Incentive Plan	☐	☐	☐

B Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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04301C

2025 Annual Meeting Admission Ticket

2025 Annual Meeting of Shareholders of Inotiv, Inc.

Thursday, March 13, 2025, 10:00 A.M. ET
Courtyard Marriott Lafayette
150 Fairington Avenue
Lafayette, IN 47905

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Proxy — Inotiv, Inc.

Notice of 2025 Annual Meeting of Shareholders

Courtyard Marriott Lafayette
150 Fairington Avenue, Lafayette, IN 47905
Proxy Solicited by Board of Directors for Annual Meeting – March 13, 2025 at 10:00 A.M.

The undersigned shareholder(s) appoint(s) Robert W. Leasure, Jr. and Beth A. Taylor, and each of them, with full power of substitution, as attorneys and proxies (each a "Proxy") for and in the name and place of the undersigned, and hereby authorize(s) each of them to represent and to vote all of the common shares of Inotiv, Inc. that are held of record by the undersigned as of January 14, 2025, which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Inotiv, Inc. to be held on March 13, 2025 at 10:00 A.M. (local time), and at any adjournments or postponements thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, each Proxy will have authority to vote FOR the nominees in Proposal 1, FOR Proposals 2, 3 and 5, and for 3 YEARS on Proposal 4.

In each Proxy's discretion, such Proxy is authorized to vote upon such other business as may properly come before the meeting and at any adjournments or postponements thereof.

(Items to be voted appear on reverse side)

C Non-Voting Items

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Meeting Attendance
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